AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 6, 2005

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       CONNECTED MEDIA TECHNOLOGIES, INC.
                 (Name of small business issuer in its charter)

Delaware                                  6794                  06-1238435
------------------------------          ---------              ------------
(State or Other Jurisdiction      (Primary Standard          (I.R.S. Employer
of Incorporation or Organization)  Industrial Code)         Identification No.)

                   950 South Pine Island Road, Suite A150-1094
                            Plantation, Florida 33324
                                 (954) 727-8128
             (Address and telephone number of Principal Executive Offices and Principal Place of Business)

                    Jeffrey W. Sass, Chief Executive Officer
                   950 South Pine Island Road, Suite A150-1094
                            Plantation, Florida 33324
                                 (954) 727-8128

                                 With copies to:

                               David W. Sass, Esq.
                             McLaughlin & Stern, LLP
                         260 Madison Avenue, 18th Floor
                            New York, New York 10016
                            Telephone (212) 448-1100
                            Facsimile (212) 448-0066

Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. __X__ -

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ____



                                                  CALCULATION OF REGISTRATION FEE



    TITLE OF EACH CLASS            AMOUNT TO BE              PROPOSED MAXIMUM            PROPOSED MAXIMUM               AMOUNT OF
     OF SECURITIES TO               REGISTERED              OFFERING PRICE PER              AGGREGATE                  REGISTRATION
       BE REGISTERED                                            SHARE (1)               OFFERING PRICE (1)                 FEE
       Common Stock
    par value $ 0.0001              260,861,500                   $ 0.05                   $13,043,075                  $ 1,535.20

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of June 1,2005.

(2) Of the 260,861,500 common shares being registered: (a) 250,000,000 are shares that may be issued to Cornell pursuant to the SEDA; (b) 3,800,000 are shares issued to Cornell as a commitment fee under the SEDA; (c) 200,000 are shares underlying Cornell's Warrant; (d) 200,000 are shares issued to Monitor as a commitment fee under the Placement Agent Agreement; and (e) 6,661,500 are shares being registered pursuant to a Consulting Agreement with Knightsbridge, of which 4,441,000 have already been issued to Knightsbridge and 2,220,500 shares may be issued in the future.. (The terms and abbreviations used in this footnote have the same meaning as set forth in the text of this Registration Statement.)

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS

                    Subject to completion, dated     __, 2005

                       CONNECTED MEDIA TECHNOLOGIES, INC.
                       260,861,500 SHARES OF COMMON STOCK

         This prospectus relates to the sale of up to 260,861,500 shares of Connected Media Technologies, Inc., formerly known as Trust Licensing, Inc. ("CMT" or "we" or "us" or the "company"), common stock ("Shares") by certain persons who are stockholders of CMT, including Cornell Capital Partners, L.P. ("Cornell"), Monitor Capital, Inc. ("Monitor") and Knightsbridge Holdings, LLC ("Knightsbridge"). Please refer to "Selling Stockholders" beginning on page 19. CMT is not selling any Shares in this offering and therefore will not receive any proceeds from this offering. The company will, however, receive proceeds from the issuance of Shares to Cornell under the Standby Equity Distribution Agreement ("SEDA"), which was entered into between the company and Cornell on April 14, 2005. All costs associated with this registration will be borne by the company. The terms of the SEDA require that CMT allow Cornell to retain 6% of the proceeds raised under the SEDA, the details of which are more fully described below.

         Our Shares are quoted on the Over-the-Counter Bulletin Board under the symbol "CNCM.OB." Prices for our Shares will fluctuate based on the demand for our Shares. The 260,861,500 Shares are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On June 1, 2005, the last reported sale price of Shares was $0.035 per share.

         The selling stockholders are:

         (a) Cornell, who intends to sell up to 254,000,000 Shares, consisting of:

                  (i) 250,000,000 Shares which are anticipated to be issued to Cornell pursuant to the SEDA;

                  (ii) 3,800,000 Shares which were issued to Cornell as a commitment fee under the SEDA, which at the time of issuance represented an aggregate value of $190,000 (the "Commitment Shares"); and

                  (iii) 200,000 Shares issuable upon the exercise of a warrant (the "Cornell Warrant") issued to Cornell upon execution of the SEDA;

         (b) Monitor, an unaffiliated broker-dealer retained by the company in connection with the SEDA, who intends to sell up to 200,000 Shares that it received pursuant to the Placement Agent Agreement between the company and Monitor dated as of April 14, 2005 (the "Placement Agent Agreement"), which Shares at the time of issuance represented an aggregate value of $ 10,000 (the "Placement Agent Shares"); and

         (c) Knightsbridge, who intends to sell up to 6,661,500 Shares (the "Knightsbridge Shares" or the "Consulting Shares") pursuant to a certain consulting agreement entered into between the company and Knightsbridge on April 14, 2005 (the "Consulting Agreement") of which 4,441,000 Shares have been issued to Knightsbridge as of the date hereof. The 4,441,000 Shares issued to Knightsbridge represented 1.5% of the issued and outstanding Shares of the company on a fully-diluted basis at the time of execution of the Consulting Agreement. In connection with certain anti-dilution rights contained within the Consulting Agreement, we have registered an additional 2,220,500 Shares which may be issued to Knightsbridge in the future.

         Cornell is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of Shares under the SEDA. Cornell will pay us 98% of the lowest volume weighted average price ("VWAP") of the company's Shares for the five (5) days immediately following the company's request for an advance under the SEDA . In addition, Cornell will retain 6% of each advance under the SEDA, and Knightsbridge will receive a commission in accordance with the terms of the Consulting Agreement. Cornell's 6% fee and the 3,800,000 Commitment Shares are underwriting discounts.

         In connection with the SEDA, we engaged Monitor, an unaffiliated registered broker-dealer. As described above, in satisfaction of its fees under the Placement Agent Agreement, Monitor was issued the Placement Agent Shares. Brokers or dealers effecting transactions in the Shares should confirm that the Shares are registered under the applicable state law or that an exemption from registration is available.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

Please refer to "RISK FACTORS" beginning on page 11.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

WITH THE EXCEPTION OF CORNELL, WHICH IS AN "UNDERWRITER" WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, NO OTHER UNDERWRITER OR PERSON HAS BEEN ENGAGED TO FACILITATE THE SALE OF SHARES OF COMMON STOCK IN THIS OFFERING. THIS OFFERING WILL TERMINATE TWENTY-FOUR MONTHS AFTER THE ACCOMPANYING REGISTRATION STATEMENT IS DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION. NONE OF THE PROCEEDS FROM THE SALE OF STOCK BY THE SELLING STOCKHOLDERS WILL BE PLACED IN ESCROW, TRUST OR ANY SIMILAR ACCOUNT.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The date of this prospectus is    __, 2005.

                                                         TABLE OF CONTENTS

PROSPECTUS SUMMARY...................................................6

THE OFFERING........................................................7

SUMMARY CONSOLIDATED FINANCIAL INFORMATION..........................10

RISK FACTORS........................................................11

FORWARD-LOOKING STATEMENTS..........................................18

SELLING STOCKHOLDERS................................................19

USE OF PROCEEDS.....................................................21

DILUTION ...........................................................22

STANDBY EQUITY DISTRIBUTION AGREEMENT...............................23

PLAN OF DISTRIBUTION................................................25

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...........27

DESCRIPTION OF BUSINESS.............................................33

MANAGEMENT..........................................................36

PRINCIPAL STOCKHOLDERS..............................................40

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER
         STOCKHOLDER MATTERS........................................-41-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS......................-44-

DESCRIPTION OF CAPITAL STOCK........................................-47-

EXPERTS  ...........................................................-48-

LEGAL MATTERS.......................................................-49-

AVAILABLE INFORMATION...............................................-50-

FINANCIAL STATEMENTS...............................................-F-1-

                               PROSPECTUS SUMMARY

         The following is only a summary of the information, financial statements and the notes included in this prospectus. You should read the entire prospectus carefully, including "Risk Factors" and our Financial Statements and the notes to the Financial Statements before making any investment decision.

                                   OUR COMPANY
OVERVIEW

         We are a technology and intellectual property creation, management and licensing company, whose mission is to be an architect and licensor of cutting edge, state-of-the-art technology concepts, with a wide range of potential commercial applications.

         We were originally formed to leverage an existing patent portfolio and related intellectual property and technology in order to build a collection of licensees in the areas of entertainment content (e.g. film, music, and video), education, advertising, travel and promotion. In addition to pursuing direct licensing royalty arrangements it also seeks to enforce its existing issued patent and any subsequently issued or acquired patents against those that infringe. We may also incubate and/or acquire minority equity interests in select growth- oriented companies that can benefit from integration and utilization of company-owned intellectual property. We may also seek to acquire additional patents and patent portfolios.

         Our Shares are deemed to be a "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Act of 1934. Brokers/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is suitable for a prospective investor.

         Our principal executive offices are located 950 South Pine Island Road, Suite A150-1094, Plantation, Florida 33324. Our telephone number is (954) 727-8218.

                                  GOING CONCERN

         We are a development stage company and we have been the subject of a going-concern opinion from our independent registered public accounting firm for the year ended December 31, 2004. Our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern for the year ended December 31, 2004. For the quarter ending March 31, 2005, we have no revenues, a net loss of $291,184, cash used in operations of $177,049, a working capital deficiency of $532,095, and a stockholder's deficiency of $774,439. For the immediately preceding fiscal year ending December 31, 2004 we had no revenues, a net loss of $254,568, cash used in operations of $126,093, a working capital deficiency of $497,084, a stockholder's deficiency of $487,221 and a deficit accumulated during development state of $557,626. If we are unable to continue as a going concern, you may lose your entire investment. Management's plan with regard to these matters includes attempting to draw down advances from the SEDA, pursue other potential financing activities, and increasing licensing and sales activities. Our continued existence is dependent upon our current business operations, our ability to draw down advances from the

SEDA, and our ability to obtain additional financing. However, the outcome of our plans cannot be ascertain with any degree of certainty.

                                  THE OFFERING

         This offering relates to the sale of Shares by certain persons who are, or beneficially deemed to be, stockholders of the company. The selling stockholders consisting of:

         (a) Cornell, who intends to sell up to 254,000,000 Shares, consisting of:

                  (i) 250,000,000 which are anticipated to be issued to Cornell pursuant to the SEDA;

                  (ii) the Commitment Shares; and

                  (iii) the Shares underlying the Cornell Warrant; and

         (b) Monitor, an unaffiliated broker-dealer retained by the company in connection with the SEDA, who intends to sell up to 200,000 of the Placement Agent Shares; and

         (c) Knightsbridge, who intends to sell up to 6,661,500 of the Knightsbridge Shares, of which 4,441,000 were issued upon execution of the Consulting Agreement and 2,220,500 additional Shares which may be issued in connection with the exercise of certain anti-dilution rights under the Consulting Agreement.

         On April 14, 2005, the company entered into several agreements relating to the SEDA with Cornell and a bridge financing with Montgomery Equity Partners, Ltd ("Montgomery"), each of which involves (directly or indirectly) Shares to be registered pursuant to this Registration Statement. These agreements include:

         1. The SEDA. Pursuant to the SEDA, the company may, at its discretion, periodically sell Shares to Cornell for a total purchase price of up to $10,000,000. For each Share purchased under the SEDA, Cornell will pay the company 98%, or a 2% discount, of the offering price, which is defined in the SEDA as the lowest volume weighted average price ("VWAP") of the company's Shares as quoted by Bloomberg, LP on the Over- the-Counter Bulletin Board or other principal market on which the company's Shares are traded for the five (5) days immediately following the notice date. The amount of each advance is subject to a maximum advance amount of $300,000, with no cash advance occurring within five (5) trading days following the notice date. Further, Cornell will retain 6% of each advance under the SEDA. Knightsbridge is also entitled to receive a commission on advances pursuant to the terms of the Consulting Agreement. In connection with the SEDA, Cornell received a commitment fee in the form of the Commitment Shares and was also issued the Cornell Warrant for 200,000 Shares. The Cornell Warrant is exercisable for a period of two (2) years and has an exercise price of $0.01 per share.

         2. The Placement Agent Agreement. Also in connection with the SEDA the company entered into the Placement Agent Agreement with Monitor. As consideration for to the Placement Agent Agreement, the company issued Monitor the Placement Agent Shares.

         3. The Consulting Agreement. In addition, the company entered into the Consulting Agreement with Knightsbridge whereby Knightsbridge will assist the company in a variety of areas including, but not limited to financial, strategic and related developmental growth. The agreement runs for a term of six (6) months, and will continue on a month-to-month basis thereafter subject to a right to cancel upon thirty (30) days written notice. The company is obligated to pay Knightsbridge a monthly retainer of $2,000.00 and also issued Knightsbridge the Knightsbridge Shares. Knightsbridge is also entitled to additional compensation in the future based upon any transactions that they bring to the company. In addition, Knightsbridge receives a discounted commission on the Montgomery Note (described below) and on each advance that the company receives pursuant to the SEDA. These aforementioned commissions to Knightsbridge will be paid by te company.

         4. The Promissory Note. Simultaneous with the execution of the SEDA, the company executed a Promissory Note (the "Montgomery Note") in favor of Montgomery, an institutional fund and affiliate of Cornell. The principal amount of the Montgomery Note is $600,000. The company plans on using the proceeds of the Montgomery Note as bridge financing. The proceeds were received by the company in two installments of $300,000. The first installment was paid on April 15, 2005 and the second installment was received by the company on June 2, 2005. The Montgomery Note accrues interest at the rate of twenty- four (24%) percent per year and matures one (1) year from its issuance date. For the first six (6) months, only interest payments are required. Thereafter, the company is required to make payments of principal and interest, with the entire principal balance maturing in one year. Notwithstanding the foregoing, the first two (2) payments of interest were deducted from the first installment payment and the second two (2) payments of interest were deducted from the second installment payment. The Montgomery Note is secured by a first priority lien on all of the company's assets. As further security for the company's obligations under the Montgomery Note, the company pledged 60,000,000 Shares to Montgomery, which shares are currently held by the company as treasury stock. In an Event of Default under the Note, Montgomery shall have the right to receive pledged shares calculated at a rate equal to three times the number of Shares otherwise necessary to effectuate full repayment of the principal and accrued interest then due and outstanding, using a price per share equal to $ 0.03, which represented the closing bid price of the Shares on the date of issuance of the Montgomery Note.

         There is an inverse relationship between our stock price and the number of shares to be issued under the SEDA. That is, as our stock price declines, we would be required to issue a greater number of Shares under the SEDA for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the SEDA at an assumed offering price (inclusive of Cornell's 2% discount) of $ 0.04 per share and 25%, 50% and 75% discounts to that price. In the event that the assumed offering price to Cornell is lower than $ 0.04 per share, we will not be able to drawn down on the full $10,000,000 unless we register additional Shares, which is also demonstrated in the table below.


Offering price                        $ 0.04                      $ 0.03                      $ 0.02                      $ 0.01
Number of shares  (1)               250,000,000                250,000,000                 250,000,000                 250,000,000
Total Outstanding Shares (2)        550,507,663                550,507,663                 550,507,663                 550,507,663
% of Shares Outstanding (3)            45.4%                      45.4%                       45.4%                       45.4%
Approximate Net Cash to the         $ 9,125,000                $ 6,825,000                 $ 4,525,000                 $ 2,225,000
company (4)

(1) Represents the total number of Shares to be issued to Cornell at the prices set forth in the table.

         (2) Represents the total number of Shares outstanding after the issuances to Cornell under the SEDA.

         (3) Represents the Shares being issued as a percentage of the total number of Shares outstanding. Excludes: (a) 62,000,000 treasury shares, 60,000,000 of which are pledged as security for the Montgomery Note; (b) the Cornell Warrant; (c) options granted under the company's Equity Incentive Plan and (d) an additional 2,220,500 shares which may be issued to Knightsbridge pursuant to certain anti-dilution rights granted to Knightsbridge under the Consulting Agreement.

         (4) Net cash equals the gross proceeds minus the 6% fee to Cornell, the 2% commission to Knightsbridge, and $75,000 in other estimated offering expenses.

COMMON STOCK OFFERED            260,861,500 shares by selling stockholders

OFFERING PRICE                  Market price.

COMMON STOCK OUTSTANDING
BEFORE THE OFFERING             300,507,663 Shares, excluding 62,000,000
                                treasury shares

USE OF PROCEEDS                The company will not receive any proceeds of the
                               shares offered by the selling stockholders. Any proceeds the company receives from the issuance of Shares under the SEDA will be used for general working capital purposes and repayment of debt.
                               See "Use of Proceeds"

RISK FACTORS                   The securities offered hereby involve a high
                               degree of risk and immediate substantial dilution. See "Risk Factors"

OVER-THE-COUNTER BULLETIN
BOARD SYMBOL                   CNCM.OB


                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION


                                          For the     For the Quarter    For the Year     For the Year        From 7/19/2001
                                          Quarter         Ending            Ending           Ending           (Inception) to
                                          Ending       3/31/2004          12/31/2004       12/31/2003          the quarter
                                         3/31/2005     ---------          -----------      ----------          ending March
                                         ---------    (Unaudited)                                                 31, 2005
                                        (Unaudited)                                                             -----------
                                                                                                                 (Unaudited)

              Revenue               $         -       $       -      $       -              $    -               $     -
        Operating Expenses          -------------     ------------   ---------------        -------------        --------------

   Payroll contract services and
     stock based compensation             149,601       10,846         369,543                   -                519,144
         Professional fees                63,685          -            258,686                162,667             541,418
     Research and Development             12,123          -            30,194                    -                 42,317
               Rent                        6,825        1,551          19,255                    -                 26,080
           Depreciation                    4,617        2,142           9,398                   7,178              27,222
     Costs of recapitalization               -            -            197,217                   -                197,217
    General and administrative            49,224        6,471          66,442                   2,890             130,205
          Impairment loss                    -          1,287             -                     5,070              61,265

     Total Operating Expenses             286,075       22,297         950,735                177,805           1,544,868
                                          -------       ------         -------                 -------          ---------
       Loss from Operations              (286,075)     (22,297)       (950,735)              (177,805)         (1,544,868)
      Other Income (Expenses)
           Other Income                      -            -            700,000                   -                705,000
         Interest expense                 (5,109)         -            (1,270)                   -                 (8,942)
Interest expense - Related Party             -            -            (2,563)                   -                    -
   Total other Income (Expense),          -------       --------       -------                 --------         -----------
                net                       (5,109)         -            696,167                   -               696,058
                                         ---------      --------       -------                 --------         -----------
             Net Loss                   $ (291,184)    $(22,297)    $ (254,568)            $ (177,805)        $ (848,810)
                                        ===========    =========      ==========           ===========         ============
  Net Loss Per Share - Basic and
              Diluted                                                     -                      -                 -
    Weighted average number of         294,066,663   270,072,000   278,552,307            270,072,000         273,961,587
                                        ===========  ===========   ===========            ===========         ===========
   shares outstanding during the
     year/period - basic and diluted



                                  RISK FACTORS

WE ARE SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

                         RISKS RELATING TO OUR BUSINESS

WE HAVE HAD A HISTORY OF OPERATING LOSSES

         The company has a history of operating losses and there is no guarantee the company will be able to achieve a positive operating income in the future and, if achieved, sustain such positive operating income. Accordingly, an investment in the company is extremely speculative in nature and involves a high degree of risk.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE A LIMITED OPERATING HISTORY

         We are a development stage company and have a limited income history from the licensing of our technology. While the company has generated in excess of $700,000 in other income, there can be no assurance that we will be able to continue to generate income or achieve profitability in the future from our intended operations. If profitability is achieved there is no assurance that it can be sustained. We anticipate that creating and marketing new technology will require additional expenditures. Accordingly, an investment in us is extremely speculative in nature and involves a high degree of risk.

OUR TECHNOLOGY, AND THE LAW GOVERNING SUCH TECHNOLOGY, IS SUBJECT TO
RAPID CHANGE

         Our issued and pending patents and main business activity involves CD, DVD, Internet and other computer technologies. These are areas that have experienced and are expected to continue to experience rapid changes. Companies that have not kept up with these changes have been adversely impacted. There is no assurance that management will be able to keep up with these changes and failure to do so may have a material adverse effect on operations. In addition, given that the company's business is premised largely upon the creation, maintenance and enforcement of intellectual property rights, any changes in the applicable laws with respect to the maintenance and enforcement of intellectual property rights could have a material adverse impact on us.

IF OUR APPLICATIONS FOR PENDING PATENTS ARE NOT GRANTED IT COULD
MATERIALLY AFFECT OUR BUSINESS

         We have applied for patent protection for some aspects of our technology. There can be no guarantee or assurance that the patents or trademarks applied for will be awarded. In the event we are not awarded certain patent or trademark claims, or if other companies are granted patent protection on similar and/or competing technology, it may be difficult for us to maintain an advantage over our competition. Even if our patent or trademarks are granted, there is no assurance that competitors will not infringe upon them, or our already issued patent.

IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY, IT COULD HAVE A MATERIAL ADVERSE EFFECT ON US

         Our ability to compete depends, in part, upon successful protection of our proprietary assets. We plan to protect proprietary and intellectual property rights through available patent, copyright and trademark laws and licensing and distribution arrangements with reputable companies, and to the extent management deems economically prudent. Despite these precautionary measures, existing patent, copyright and trademark laws afford only limited protection in certain jurisdictions. We may distribute our solutions in other jurisdictions in which there is no protection. As a result, it may be possible for unauthorized third parties to copy and distribute our intellectual property. This could result in a material adverse effect on the company.

LITIGATION TO ENFORCE OUR INTELLECTUAL PROPERTY RIGHTS CAN BE TIME-CONSUMING AND COSTLY

         In connection with our intellectual property, litigation may be necessary to enforce and protect our intellectual property rights, or to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Any such litigation could take an extended period of time to resolve and, even if the company is successful in the litigation, result in significant costs and the diversion of resources that could have a material adverse effect on our business, operating results or financial condition. In addition, there is no assurance that the company would be able to collect any damages should it receive a favorable judgment against an infringer. We may also receive notice of claims of infringement of other parties' proprietary rights. There can be no assurance that infringement or invalid claims will not materially adversely affect our business, financial condition or results of operations.

WE ARE SUBJECT TO INTENSE COMPETITION

         The CD, DVD, software and Internet industries are highly competitive. Our competitors range from small companies with limited resources to large companies with substantial financial, technical and marketing resources. Competitors with greater financial resources than us may be able to broaden their offerings, make greater investments in design and product development, undertake more extensive marketing campaigns, and adopt more aggressive pricing policies than the company. There can be no assurance that the company will be able to respond effectively to market changes or to compete successfully in the future.

WE ARE CONTROLLED BY OUR PRINCIPAL SHAREHOLDERS AND AS A RESULT YOU MAY NOT BE ABLE TO EXERT MEANINGFUL INFLUENCE ON SIGNIFICANT CORPORATE DECISIONS.

         At present, our principal shareholders own approximately 83% of the issued and outstanding Shares and therefore have the ability to elect all of the members of the Board of Directors of the company. As such, control of the company will remain with the controlling shareholders who will continue to formulate business decisions and policy.

DEVELOPING APPLICATION PROTOTYPES CAN BE TIME CONSUMING AND COMPLICATED

         Developing prototype applications based upon our patents and intellectual property can be time- consuming and complicated. Problems and delays in the application development and deployment process often arise. Given that we expect a portion of our future revenue to come from licensing particular applications of our patents and intellectual property, any problems or delays in the application development and deployment process could adversely affect our revenue.

WE DO NOT CARRY LIABILITY INSURANCE OR BUSINESS INTERRUPTION INSURANCE

         We carry customary Director's & Officer's Insurance, but we do not carry general liability insurance or business interruption insurance at this time. We intend to purchase such insurance when we deem such an investment to be economically prudent. Consequently, if any peril or event occurs that would subject the company to liability or business interruption, we will not be insured for that loss. Such an event could severely affect our ability to conduct our normal business operations and adversely affect both our business operations and our revenue.

WE NEED ADDITIONAL FINANCING AND IF WE ARE UNABLE TO RAISE THE CAPITAL NECESSARY, WE MAY BE FORCED TO ABANDON OR CURTAIL OUR BUSINESS PLAN OR OPERATIONS

         Other than the SEDA, we do not have any continual commitments or identified sources of additional capital from third parties or from its officers, directors or majority shareholders. There is no assurance that additional financing will be available on favorable terms, if at all.

OUR AUDITORS HAVE EXPRESSED AN OPINION THAT THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN

         In its report dated February 7, 2005, Salberg & Company, P.A. expressed an opinion that there is substantial doubt about our ability to continue as a going concern. As discussed in the accompanying unaudited consolidated financial statements, for the first quarter ending March 31, 2005, the company had no revenues, a net loss of $291,184, cash used in operations of $177,049, a working capital deficiency of $532,095, a stockholder's deficiency of $774,439, and an accumulated deficit during the development stage of $848,810. For the immediately preceding fiscal year ending December 31, 2004, the company had no revenues, a net loss of $254,568, cash used in operations of $126,093, a working capital deficiency of $497,084, a stockholder's deficiency of $487,221 and a deficit accumulated during development state of $557,626. If we are unable to continue as a going concern, you may lose your entire investment.

THERE IS A LIMITED PUBLIC MARKET FOR OUR COMMON STOCK AND STOCKHOLDERS MAY BE UNABLE TO LIQUIDATE THEIR SHARES

         Our Shares are listed on the Over-the-Counter Bulletin Board, and there is a limited volume of sales, thus providing a limited liquidity into the market for our shares. As a result of the foregoing, stockholders may be unable to liquidate their shares.

WE ARE RELIANT ON KEY PERSONNEL AND IF WE LOSE ANY OF OUR KEY EMPLOYEES, IT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND OPERATIONS

         Our success depends largely on highly skilled personnel. We rely heavily upon personnel having skills in areas such as determining the validity of intellectual property, maintaining intellectual property, identifying infringing parties, developing and commercializing the company's intellectual property, and general operations. The loss of the services of any key personnel could adversely affect us.

WE MAY NOT BE ABLE TO MANAGE GROWTH EFFECTIVELY AND OUR BUSINESS,
RESULTS OF OPERATIONS AND FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED

         The company's growth is expected to place a significant strain on the company's managerial, operational and financial resources. There can be no assurance that the company's systems, procedures or controls will be adequate to support the company's operations or that the company's management will be able to achieve the rapid execution necessary to unsuccessfully implement its business plan. If the company is unable to manage growth effectively, the company's business, results of operations and financial condition will be adversely affected.

EVEN IF THERE IS A MARKET FOR OUR COMMON STOCK, OUR STOCK PRICE MAY BE
VOLATILE

         Even if there is a market for our Shares, we anticipate that such market would be subject to wide fluctuations in response to several factors, including, but not limited to: (1) actual or anticipated variations in our results of operations; (2) our ability or inability to generate new revenues;
(3) our ability or inability to attract additional investment; and (4) increased competition.

         Our Shares are traded on the over-the-counter Bulletin Board. In recent years the stock market in general has experienced extreme price fluctuations that have oftentimes have been unrelated to the operating performance of the affected companies. Similarly, the market price of our Shares may fluctuate significantly based upon factors unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions may adversely affect the market price of our Shares.

WE DO NOT EXPECT TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE

         We have not declared or paid, and do not anticipate declaring or paying in the foreseeable future, any cash dividends on our Shares. Our ability to pay dividends is dependent upon, among other things, our future earnings, if any, as well as our operating and financial condition, capital requirements, general business conditions and other pertinent factors. Furthermore, any payment of dividends by us is subject to the discretion of our board of directors. Accordingly, there is no assurance that any dividends will ever be paid on our Shares.

WE ARE SUBJECT TO PRICE VOLATILITY DUE TO OUR OPERATIONS MATERIALLY FLUCTUATING; AS A RESULT, ANY QUARTER-TO-QUARTER COMPARISONS IN OUR FINANCIAL STATEMENTS MAY NOT BE MEANINGFUL

         As a result of the evolving nature of the markets in which we compete, as well as the current nature of the public markets and our current financial condition, we believe that our operating results may fluctuate materially, as a result of which quarter-to-quarter comparisons of our results of operations may not be meaningful. If in some future quarter, whether as a result of such a fluctuation or otherwise, our results of operations fall below the expectations of securities analysts and investors, the trading price of our common stock would likely be materially and adversely affected. You should not rely on our results of any interim period as an indication of our future performance. Additionally, our quarterly results of operations may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. Factors that may cause our quarterly results to fluctuate include, among others:

         o    our ability to retain existing clients and customers;

         o our ability to attract new clients and customers at a steady rate;

         o    our ability to maintain client satisfaction;

         o    the extent to which our products gain market acceptance;

         o    the timing and size of client and customer purchases;

         o    introductions of products and services by competitors;

         o    price competition in the markets in which we compete;

         o    our ability to attract, train, and retain skilled management;

         o the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations, and infrastructure; and

         o general economic conditions and economic conditions specific to licensing.


                         RISKS RELATED TO THIS OFFERING

EXISTING SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE SEDA

         The sale of Shares pursuant to the SEDA will have a dilutive impact on our stockholders. In addition to its 6% fee from each advance, on each sale of shares Cornell receives a 2% discount off of the VWAP.. Knightsbridge also receives a commission on each advance of approximately 2%. There are also offering expenses associated with each advance. Thus, for example, if the offering occurred on May, 2005 at an assumed offering price to Cornell of $0.04 per share, the new stockholders would experience an immediate dilution in the net tangible book value of approximately $ 0.0256 per share.

         As a result, our net income per share could decrease in future periods, and the market price of our Shares could decline. In addition, the lower our stock price, the more Shares we will have to issue under the SEDA to draw down an equivalent amount of funds. If our stock price is lower, then our existing stockholders would experience greater dilution.

UNDER THE SEDA CORNELL WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK AND WILL HAVE AN INCENTIVE TO SELL IT'S SHARES, WHICH MAY CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE

         The Shares issued under the SEDA will be issued to Cornell at a 2% discount to the lowest VWAP of our Shares as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the company's Shares are traded for the five (5) days immediately following the notice date. Cornell will have an incentive to immediately sell any shares of our common stock that it purchases pursuant to the SEDA to realize a gain on the difference between the purchase price and the then-prevailing market price of our common stock. To the extent Cornell sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell to sell greater amounts of common stock, the sales of which would further depress the stock price.

         Cornell may be deemed to beneficially own the shares of common stock to be issued to Cornell corresponding to a particular advance notice from us even before such shares of common stock have been delivered to Cornell and may sell those shares before they have been delivered. Such sales may cause our stock price to decline.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE PUBLIC MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

         The selling stockholders intend to sell in the public market up to 260,861,500 Shares being registered in this offering which may cause our stock price to decline. The officers, directors and significant shareholders of the company will continue, however, to be subject to the provisions of various insider trading and rule 144 regulations.

THE SALE OF OUR STOCK UNDER THE SEDA COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE

         In many circumstances the provision of a SEDA for companies that are traded on the Over-the-Counter has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if we have not performed in such a manner to show that the equity funds raised will be used to grow the company. Such an event could place further downward pressure on the price of common stock. Under the terms of our SEDA, we may request numerous advances pursuant to the terms of the SEDA . Even if the company uses the SEDA to grow its revenues and profits or invest in assets that are materially beneficial to us the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of stock, it may cause the share price to decline which in turn may cause long-term holders of the stock to sell their shares which would contribute to increased sales of stock in the market. If there is an imbalance on the sell side of the stock, the stock prices will decline.

         It is not possible to predict those circumstances whereby short sales could materialize or to what the share price could drop. In some companies that have been subjected to short sales the stock price has dropped to near zero. This could happen to our stock price.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

         The price in this offering will fluctuate based on the prevailing market price of the Shares on the Over- the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE SEDA WHEN NEEDED

         We are dependent on external financing to fund our operations. Our financing needs are expected to be provided in large part from the SEDA. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum draw down of $300,000 during any five (5) trading day period. There are also additional significant restrictions and limitations contained in the SEDA that may limit our ability to obtain funds.

WE WILL NOT BE ABLE TO DRAW DOWN UNDER THE SEDA IF CORNELL HOLDS MORE THAN 9.9% OF OUR COMMON STOCK.

         Furthermore, in the event Cornell holds more than 9.99% of our then-outstanding Shares, we will be unable to draw down on the SEDA. Currently, Cornell has beneficial ownership of approximately 1.3% of our

Shares, resulting from the initial issuance of the Commitment Shares. If Cornell's beneficial ownership becomes 9.99% or more, we would be unable to draw down on the SEDA. In that event, if we are unable to obtain additional external funding or generate revenue from the sale of our products, we could be forced to curtail or cease our operations.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY
REQUIREMENTS

         Our Shares are deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stocks: (a) with a price of less than $5.00 per share; (b) that are not traded on a "recognized" national exchange; (c) whose prices are not quoted on the Nasdaq automated quotation system; (d) Nasdaq stocks that trade below $5.00 per share are deemed a "penny stock" for purposes of Section 15(b)(6) of the Exchange Act; (e) issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

         Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our Shares by reducing the number of potential investors. This may make it more difficult for investors in our Shares to sell to third parties or to otherwise dispose of them. This could cause our stock price to decline.

                           FORWARD-LOOKING STATEMENTS

         Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

         This prospectus contains forward-looking statements, including statements regarding, among other things: (a) our projected sales and profitability; (b) our growth strategies; (c) anticipated trends in our industry; (d) our future financing plans; and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward- looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

         The following table presents information regarding the selling stockholders. The selling shareholders are the entities who have assisted in or provided financing to the company. A description of each selling shareholder's relationship to us and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table. (The table excludes: (a) the 60,000,000 treasury shares pledged to Montgomery as collateral for our obligations under the Note; and (b) the other 2,000,000 shares in our treasury.)



                                                                                 PERCENTAGE OF
                                        PERCENTAGE OF        SHARES TO BE         OUTSTANDING                        PERCENTAGE OF
                      SHARES             OUTSTANDING        ACQUIRED UNDER       SHARES TO BE       SHARES TO BE      OUTSTANDING
   SELLING         BENEFICIALLY            SHARES             THE STANDBY       ACQUIRED UNDER       SOLD IN THE         SHARES
 STOCKHOLDERS      OWNED BEFORE         BENEFICIALLY            EQUITY            THE STANDBY         OFFERING        BENEFICIALLY
                   THE OFFERING       OWNED BEFORE THE       DISTRIBUTION           EQUITY                            OWNED AFTER
                                         OFFERING(1)           AGREEMENT         DISTRIBUTION                         THE OFFERING
                                                                                   AGREEMENT

   CORNELL         4,000,000 (2)            1.3%              250,000,000            45.4%           250,000,000         - 0 -

   MONITOR            200,000           Less than 1%               -                   -               200,000           - 0 -



KNIGHTSBRIDGE        4,441,000              1.5%                   -                   -            4,441,000 (3)        - 0 -


                       SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH CMT


   CORNELL         4,000,000(2)             1.3%              250,000,000            45.4%           250,000,000         - 0 -

                                               CONSULTANTS AND OTHERS


   MONITOR            200,000           Less than 1%               -                   -                  -              - 0 -
KNIGHTSBRIDGE        4,441,000              1.5%                   -                   -                  -              - 0 -

         (1) The applicable percentage of ownership is based on 300,507,663 Shares outstanding as of June 6, 2005. With regards to Knightsbridge, the applicable percentage of ownership is based on Beneficial ownership as determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares subject to securities exercisable or convertible into Shares that are currently exercisable or exercisable within 60 days of June 6, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations.

         (2) Consists of the 3,800,000 Commitment Shares and the 200,000 Shares issuable upon exercise of the Cornell Warrant.

         (3) An additional 2,220,500 shares may be issued in the future pursuant to certain anti-dilution rights granted to Knightsbridge under the Consulting Agreement.

         The following information contains a description of each selling shareholder's relationship to us and how each selling shareholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship, with the company:

SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH MEDIA TECHNOLOGIES, INC.

         CORNELL CAPITAL PARTNERS. Cornell is the investor under the SEDA. All investment decisions of and control of, Cornell are held by its general partners, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. Cornell acquired all shares being registered in this offering in financing transactions with us. Those transactions are explained as follows:

         STANDBY EQUITY DISTRIBUTION AGREEMENT. On April 14, 2005, the company entered into the SEDA with Cornell. Pursuant to the SEDA, the company may, at its discretion, periodically sell to Cornell Shares for a total purchase price of up to $10,000,000. For each Share purchased under the SEDA, Cornell will pay the company 98% of the VWAP of the company's Shares as quoted by Bloomberg, LP on the Over-the- Counter Bulletin Board or other principal market on which the Shares are traded for the five (5) days immediately following the notice date. Further, Cornell will retain 6% of each advance under the SEDA . In connection with the SEDA, Cornell received a commitment fee in the form of the Commitment Shares. Pursuant to the SEDA, on April 14, 2005 Cornell was also issued the Cornell Warrant for 200,000 Shares. The Cornell Warrant is exercisable for a period of two (2) years. The exercise price per share under the Cornell Warrant is $0.01 per share.

         There are certain risks related to sales by Cornell, including:

         The outstanding shares will be issued based on discount to the market rate. As a result, the lower the stock price around the time Cornell is issued shares, the greater likelihood that Cornell receives more shares.

         To the extent Cornell sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell to sell greater amounts of common stock, the sales of which would further depress the stock price.

         The significant downward pressure on the price of the common stock as Cornell sells material amounts of common stock could encourage short sales by third parties. This could place further downward pressure on the price of the common stock.

         PLACEMENT AGENT AGREEMENT. In connection with the SEDA the company entered into the Placement Agent Agreement with Monitor. As consideration for the Placement Agent Agreement, the company issued Monitor the Placement Agent Shares. All investment decisions on behalf of Monitor are made by Hsiao- Wen Kao.

         CONSULTING AGREEMENT. On April 14, 2005, the company entered into the Consulting Agreement with Knightsbridge whereby Knightsbridge will assist the company in a variety of areas including, but not limited to financial, strategic and related developmental growth. The agreement runs for a term of six (6) months, and will continue thereafter on a month-to-month basis subject to a right to cancel upon thirty (30) days written notice. The company is obligated to pay Knightsbridge a monthly retainer of $2,000.00 and issue Knightsbridge the Knightsbridge Shares. Knightsbridge is also entitled to additional compensation in the future based upon any transactions that they bring to the company. In addition, Knightsbridge receives a discounted commission on the Montgomery Note and on each draw the company makes pursuant to the SEDA, which commissions are to be paid by the company.

                With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding us so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in our securities.


                                 USE OF PROCEEDS
                             RECEIVED FROM THE SEDA

         This prospectus relates to Shares that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of Shares. However, we will receive the proceeds from the sale of Shares to Cornell under the SEDA. The purchase price of the shares purchased under the SEDA will be equal to 98% of the lowest VWAP of our Shares on the Over-the-Counter Bulletin Board for the five (5) days immediately following the notice date. The company will pay Cornell 6% of each advance as an additional fee. Pursuant to the SEDA, we cannot draw more than $300,000 every five trading days or more than $10 million over twenty-four months.

         For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the SEDA. The table assumes estimated offering expenses of $75,000 on each offering, plus a 6% fee payable to Cornell under the SEDA, and a 2% commission to Knightsbridge. The figures below are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds.



GROSS PROCEEDS                     $      1,000,000         $   5,000,000         $   10,000,000

Cornell Fee                        $        (60,000)        $    (300,000)        $     (600,000)
Knightsbridge Fee(1)               $        (20,000)        $    (100,000)        $     (200,000)
Other offering expenses            $        (75,000)        $     (75,000)       $       (75,000)
NET PROCEEDS                       $        845,000         $   4,525,000         $    9,125,000
Number of shares issued
under the SEDA at an                     25,000,000            125,000,000            250,000,000
assumed offering price
of $ 0.04/share (2)
TOTAL                              $       845,000          $   4,525,000         $    9,125,000
                                           =======              =========              =========

(1) Payment of the Knightsbridge fee is the responsibility of the company, pursuant to the Consulting Agreement.

(2) Assumes that $0.04/share represents a 2% discount off of the of the stock for the 5 trading days following each $300,000 request. Also assumes that shares are issued without regard to Cornell's 9.99% share ownership limitations.

         USE OF PROCEEDS: General working capital and repayment of debt. The SEDA limits our use of proceeds to general corporate purposes, including, without limitation, the payment of loans incurred by the company, provided, however, that the proceeds may not be used for the payment (or loaned to any person for payment) of any judgment or other liability incurred by any executive officer, officer, director or employee of the company, except for any liability owed to such person for services rendered, or if any judgment or other liability is incurred by such person originating from services rendered to the company, or the company has indemnified such person from liability.

                                    DILUTION

         The net tangible book value of CMT as of March 31, 2005 was ($774,439) or ($0.003) per Share. Net tangible book value per share is determined by dividing the tangible book value of CMT (total tangible assets less total liabilities) by the number of outstanding Shares. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to CMT, our net tangible book value will be unaffected by this offering. Our net tangible book value and our net tangible book value per share, however, will be impacted by the Shares to be issued under the SEDA. The amount of dilution will depend on the offering price and number of Shares to be issued under the SEDA. The following example shows the dilution to new investors at an offering price of $0.04 per share which is in the range of the recent share price.

         If we assume that we had issued 250,000,000 Shares under the SEDA at an assumed offering price of $0.04 per share, less retention fees of $600,000, commissions of $200,000, and other offering expenses of $75,000, our net tangible book value as of March 31, 2005 would have been $8,350,561 or $0.015 per share. Note that at an offering price of $0.04 per share, we would receive net proceeds of $9,125,000 of the $10,000,000 available under the SEDA. At an assumed offering price (to Cornell) of $0.04, Cornell would receive a discount of $ 800,000 on the purchase of 250,000,000 Shares. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of approximately $0.018 per share and an immediate approximate dilution to new stockholders of $0.025 per share. The following table illustrates the per share dilution:


Assumed public offering price per share (1)                         $ 0.040
Net tangible book value per share before this offering            ($ 0.003)
Increase attributable to new investors                              $ 0.018
                                                                    -------
Net tangible book value per share after this offering               $ 0.015
                                                                    -------
Dilution per share to new stockholders                              $ 0.025
                                                                    =======

(1) Excludes effect of Cornell's 2% discount which, when given effect, will have a further dilutive effect.

         The offering price of our Shares is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:


 Assumed Offering      Number of Shares to be Issued        Dilution per share
     Price (1)             to New Investors                  to New Investors

    $ 0.02                500,000,000 (2)                        $0.010
    $ 0.04                  250,000,000                          $0.025
    $ 0.08                  125,000,000                          $0.060
    $ 0.12                   83,333,333                          $0.100

(1) Excludes effect of Cornell's 2% discount which, when given effect, will have a further dilutive effect.

(2) Exceeds the total number of Shares registered under this registration statement.

                      STANDBY EQUITY DISTRIBUTION AGREEMENT

SUMMARY

         On April 14, 2005, we entered into the SEDA with Cornell. Pursuant to the SEDA , we may, at our discretion, periodically sell Shares to Cornell for a total purchase price of up to $10,000,000. For each Share purchased under the SEDA, Cornell will pay 98% of the lowest VWAP of our Shares on the Over-the-Counter Bulletin Board or other principal market on which our Shares are traded for the five (5) days immediately following the notice date. The number of Shares purchased by Cornell for each advance is determined by dividing the amount of each advance by Cornell's purchase price for the Shares. Cornell will retain 6% of each advance under the SEDA . Cornell is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. In addition, we engaged Monitor, a registered broker-dealer, as the Placement Agent in connection with the SEDA. For its services, Monitor has previously received 200,000 shares which was equal to approximately $10,000 based on our stock price on the date of issuance. The effectiveness of the sale of the shares under the SEDA is conditioned upon us registering Shares with the Securities and Exchange Commission and obtaining all necessary permits or qualifying for exemptions under applicable state law. The costs associated with this registration will be borne by us. There are no other significant closing conditions to advances under the equity line.

                 STANDBY EQUITY DISTRIBUTION AGREEMENT EXPLAINED

         Pursuant to the SEDA , we may periodically sell Shares to Cornell to raise capital to fund our working capital needs. The periodic sale of Shares is known as an advance. We may request an advance every five trading days, subject to certain other restrictions contained in the SEDA. A closing will be held four trading days after such written notice at which time we will deliver Shares and Cornell will pay the net advance amount. We may request cash advances under the SEDA once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request cash advances until Cornell has advanced us a total amount of $10,000,000 or 24 months after the effective date of this registration statement, whichever occurs first.

         The amount of each advance is subject to a maximum amount of $300,000, and we may not submit an advance within five trading days of a prior advance. The amount available under the SEDA is not explicitly based on the price or volume of our common stock. However, in the event the price of our common stock decreases we will have to register additional shares of our common stock to attain the maximum amount available under the SEDA. Our ability to request advances is conditioned upon us registering the shares with the Securities and Exchange Commission. In addition, we may not request advances if the shares to be issued in connection with such advances would result in Cornell owning more than 9.99% of our outstanding Shares. We would be permitted to make draws on the SEDA only so long as Cornell's beneficial ownership of our Shares remains lower than 9.9% and, therefore, a possibility exists that Cornell may own more than 9.99% of our outstanding common stock at a time when we would otherwise plan to make an advance under the SEDA.

         We do not have any agreements with Cornell regarding the distribution of such stock, although Cornell has indicated that it intends to promptly sell any stock received under the SEDA.

         We cannot predict the actual number of Shares that will be issued pursuant to the SEDA, in part, because the purchase price of the Shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of Shares that will be issued using certain assumptions. Assuming we issued the number of Shares being registered in the accompanying registration statement at an assumed offering price of $ 0.04 per share (which price includes

Cornell's discount), we would issue 250,000,000 Shares to Cornell for gross proceeds of $10,000,000 and approximate net proceeds of $9,125,000. These shares, if issued, would represent approximately 45.4% of our outstanding Shares upon issuance assuming that we have issued no other Shares beyond those issued and outstanding as of the date of this registration statement. We will need to register additional Shares in order to fully utilize the $10,000,000 available under the SEDA if the price at which we sell Shares under the SEDA to Cornell is less than $ 0.04 per share (inclusive of Cornell's 2% discount).

         There is an inverse relationship between our stock price and the number of shares to be issued under the SEDA . That is, as our stock price declines, we would be required to issue a greater number of Shares under the SEDA for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the SEDA at an assumed offering price (inclusive of Cornell's 2% discount) of $ 0.04 per share and 25%, 50% and 75% discounts to that price. In the event that the assumed offering price to Cornell is lower than $ 0.04 per share, we will not be able to drawn down on the full $10,000,000 unless we register additional Shares, which is also demonstrated in the table below.


Offering price                        $ 0.04                      $ 0.03                      $ 0.02                      $ 0.01
Number of shares  (1)               250,000,000                250,000,000                 250,000,000                 250,000,000
Total Outstanding Shares (2)        550,507,663                550,507,663                 550,507,663                 550,507,663
% of Shares Outstanding (3)            45.4%                      45.4%                       45.4%                       45.4%
Approximate Net Cash to             $ 9,125,000                $ 6,825,000                 $ 4,525,000                 $ 2,500,000
CMT (4)

         (1) Represents the total number of Shares to be issued to Cornell at the prices set forth in the table.

         (2) Represents the total number of Shares outstanding after the issuances to Cornell under the SEDA.

         (3) Represents the Shares being issued as a percentage of the total number of Shares outstanding. Excludes: (a) 62,000,000 treasury shares, 60,000,000 of which are pledged as security for the Montgomery Note; (b) the Cornell Warrant; (c) options granted under the company's Equity Incentive Plan.and and (d) an additional 2,220,500 shares which may be issued to Knightsbridge pursuant to certain anti-dilution rights granted to Knightsbridge under the Consulting Agreement.

         (4) Net cash equals the gross proceeds minus the 6% fee to Cornell, the 2% commission to Knightsbridge (to be paid by the company) and $75,000 in other estimated offering expenses.

         Proceeds used under the SEDA will be used in the manner set forth in the "Use of Proceeds" section on page 21 of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw. Cornell has the ability to permanently terminate its obligation to purchase Shares from us under the SEDA if there shall occur any stop order or suspension of the effectiveness of this registration statement for an aggregate of fifty (50) trading days other than due to acts by Cornell or if the company fails materially to comply with certain terms of the SEDA, which remain uncured for thirty (30) days after notice from Cornell.

         All fees and expenses under the SEDA will be borne by us. We expect to incur expenses of approximately $75,000 in connection with this registration, consisting primarily of professional fees. In connection with the SEDA, Cornell received the Commitment Shares. In addition, we issued Monitor, an unaffiliated broker-dealer, the Placement Agent Shares.

                              PLAN OF DISTRIBUTION

         The selling stockholders have advised us that the sale or distribution of our Shares owned by the selling stockholders may be effected directly to purchasers by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our Shares are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our Shares are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their Shares to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of Shares for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

         Cornell is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of Shares under the SEDA . Cornell will pay us 98% of the lowest VWAP of our Shares on the Over-the- Counter Bulletin Board or other principal trading market on which our Shares are traded for the five days immediately following the advance date. Cornell will retain 6% of the proceeds received by us under the SEDA. Cornell also received a commitment fee in the form of the 3,800,000 Commitment Shares. The 6% fee and Commitment Shares are underwriting discounts. In addition, we engaged Monitor, a registered broker-dealer, to act as placement agent in connection with the SEDA. For its services, Monitor received the Placement Agent Shares.

         We will pay all the expenses incident to the registration, offering and sale of the Shares to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect the selling stockholders to pay these expenses. We have agreed to indemnify Cornell and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $ 75,000 as well as retention of 6% of the gross proceeds received under the SEDA, in addition to commissions payable to Knightsbridge (said commissions to be paid by the company). The offering expenses consist of: an SEC registration fee of $1,535.20, printing expenses of $15,000, accounting fees of $5,000 and legal fees of $50,000, and miscellaneous expenses of $5,000. We will not receive any proceeds from the sale of any of the Shares by the selling stockholders. We will, however, receive proceeds from the issuance of Shares under the SEDA.

         Cornell was formed in February 2000 as a Delaware limited partnership. Cornell is a domestic hedge fund in the business of investing in and financing public companies. Cornell does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing Shares.

         Under the securities laws of certain states, the Shares may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and we have complied with it.

         The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of Shares by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the Shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, Shares while such selling stockholders are distributing shares covered by this prospectus. The selling stockholders are advised that if a particular offer of Shares is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

         In the event that Cornell holds more than 9.9% of our then-outstanding common stock, we will be unable to obtain a cash advance under the SEDA. A possibility exists that Cornell may own more than 9.9% of our outstanding common stock at a time when we would otherwise plan to make an advance under the SEDA. In that event, if we are unable to obtain additional external funding or generate revenue, we could be forced to curtail or cease our operations. Furthermore, Cornell may be deemed to beneficially own the shares of common stock to be issued to Cornell corresponding to a particular advance notice from us even before such shares of common stock have been delivered to Cornell and may sell those shares before they have been delivered.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION


COMPARISON OF RESULTS OF OPERATIONS FOR 2004 AND 2003

         On August 24, 2004 the company, through a newly formed wholly owned subsidiary acquired, by merger, all of the assets and business of Trust Licensing, LLC. As consideration for the merger the company issued 270,072,000 shares of its common stock, par value $.0001 per share representing approximately 93% of its issued and outstanding shares (after giving effect to a 1:10 reverse stock split.) The reverse merger was accompanied by a change in the company's Board of Directors, its management, and its business focus. Prior to the merger, the company had not conducted regular business operations for several years; rather, its primary focus was seeking a business to acquire.

         Currently, through the operations of its wholly-owned subsidiary, we are now a technology and intellectual property company that architects and licenses various technology concepts, with a wide range of potential commercial applications. (For purposes of convenience and clarity to the reader, for the balance of this discussion we refer to the company and its wholly-owned operating subsidiary interchangeably, unless otherwise noted.)

         We plan to leverage an existing patent portfolio and related intellectual property and technology in order to build a collection of licensees in the areas of entertainment content (film, music, video), education, advertising, travel and promotion. In addition to pursuing direct licensing royalty arrangements, we will also seek to enforce our existing issued patent and any subsequently issued or acquired issued patents against those that infringe. We may also actively incubate and/or acquire equity interests in select growth-oriented companies that can benefit from integration and utilization of our intellectual property. We may also seek to acquire additional patents and patent portfolios.

         Our initial core asset is United States Patent #6,101,534, "Interactive, Remote, Computer Interface System." ("'534 Patent"). We have also filed several additional patent applications with the United States Patent and Trademark Office.

         In general, the claims of the '534 Patent cover technology that allows multimedia content stored on a removable local media (including, but not limited to CD-ROM and DVD-ROM discs) to be "controlled" or "released" for access by the user by visiting a related website on the Internet.

         We are a development stage company and remain in the very early stages of implementing our business plan. Nonetheless, we have already successfully generated other income and taken other actions to increase the value of our issued patent. Over time, our plan is to attempt to generate revenue from several sources. These sources may include royalties from patent and technology licensing, the development and sale of software applications that use our intellectual property, and from revenue sharing opportunities that arise from the "unlocking" or "release" of embedded content (for example, hidden additional content on trailers and soundtracks can be used to stimulate immediate impulse-buy online purchases). We believe that if these potential revenue streams materialize in a timely and meaningful fashion, it will enable us to increase shareholder value. However, we do not believe that cash flow from operations alone will be sufficient to fund our activities in the next 12 months. As of December 31, 2004, the company had total assets of approximately $ 63,854 ($ 33,991 of which is cash), and total liabilities of $ 551,075. As described below, we will need to obtain additional financing for us to both implement our plans and to continue as a going concern.

         Revenue Recognition.   We follow the guidance of the Securities and
Exchange Commission's Staff

Accounting Bulletin No. 104 for revenue recognition. In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and the ability to collect is reasonably assured. The following policies reflect specific criteria for our various revenues streams:

         We intend to generate and collect periodic royalty revenue in connection with licensing agreements associated with our intellectual property. Royalty revenue is recognized as it is earned. We recognize income from licensing of patents ratably over the lesser of the economic or legal life of any granted licenses. We have not recognized any royalty revenue or licensing revenue from the period of January 1, 2004 through December 31, 2004.

         The company recognizes other income from patent infringement claims when the claim is settled, whether by negotiation or litigation. We recognized a total of $ 700,000 in other income from the period of January 1, 2004 through December 31, 2004.

         Impairment of Long-Lived Assets. Our long-lived assets consist of patents (having a fair value of zero for GAAP purposes) and equipment. We review long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the undiscounted future cash flows of the long-lived assets are less that the carrying amount, their carrying amount is reduced to fair value and an impairment loss is recognized. None of our long-lived assets required an impairment charge during the twelve months ended December 31, 2004.

         Contingencies and Litigation. We record an accrual for contingencies and related liabilities such as litigation when an adverse outcome is probable and the amount of the potential liability can be reasonably estimated. We are not currently a party in any litigation nor are we subject to any such contingencies.

         Revenue. Our revenue was zero for the twelve months ended December 31, 2004 and for the same period in 2003.

         Other income. For the twelve months ended December 31, 2004, the company recognized $ 700,000 in other income resulting from the settlement of a civil action relating to one of the company's patents. No other income was recognized for the twelve months period ending December 31, 2004, nor for the twelve months period ending December 31, 2003.

         Operating Expenses. Operating expenses for the twelve months ended December 31, 2004 was $950,735, compared to operating expenses of $ 177,805 for the same period in 2003. The increase in operating expenses results primarily from the following: increase in payroll (resulting from employment contracts with officers), professional fees incurred in connection with the merger and related public company filings, cost of recapitalization, and R&D and rent which did not exist in 2003.

         Net Loss. Our net loss for the twelve months ended December 31, 2004 was $ 254,568, compared to net losses of $177,805 for the same period in 2003. The increase in net loss results primarily from increase in operating expenses.

COMPARISON OF MARCH 31, 2005 TO MARCH 31, 2004

         Revenue Recognition. We follow the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin No.104 for revenue recognition. In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and the ability to collect is reasonably assured. The following policies reflect specific criteria for our various revenues streams:

         We intend to generate and collect periodic royalty revenue in connection with licensing agreements associated with their intellectual property. Royalty revenue is recognized as it is earned. We recognize income from licensing of patents ratably over the lesser of the economic or legal life of any granted licenses. We have not recognized any royalty revenue, licensing revenue or other income from the period of January 1, 2005 through March 31, 2005. As of March 31, 2005, the company had total assets of approximately $17,412 ($3,158 of which is cash), and total liabilities of $791,851.

         Impairment of Long-Lived Assets. Our long-lived assets consist of patents (having a fair value of zero for GAAP purposes) and equipment. We review long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the undiscounted future cash flows of the long-lived assets are less that the carrying amount, their carrying amount is reduced to fair value and an impairment loss is recognized. None of our long-lived assets required an impairment charge during the twelve months ended March 31, 2005.

         Contingencies and Litigation. We record an accrual for contingencies and related liabilities such as litigation when an adverse outcome is probable and the amount of the potential liability can be reasonably estimated. We are not currently a party in any litigation nor are we subject to any such contingencies.

         Revenue.   Our revenue was zero for the three months ended March 31,
2005 and for the same period in 2004.

         Other income. For the three months ended March 31, 2005 no other income was recognized compared to other income of $ 700,000 for the same period in 2004. Other income during the same period in 2004 resulted from the settlement of a civil action relating to one of the company's patents.

         Operating Expenses. Operating expenses for the three months ended March 31, 2005 were $286,075, compared to operating expenses of $ 22,297 for the same period in 2004. The increase in operating expenses results primarily from the following: an increase in payroll, professional fees, and research and development.

         Net Loss. Our net loss for the three months ended March 31, 2005 was $291,184, compared to net losses of $22,297 for the same period in 2004. The increase in net loss results primarily from increase in operating expenses.

LIQUIDITY AND CAPITAL RESOURCES

         At March 31, 2005 we had $ 3,158 in cash. We have no other liquid assets. The company intends to finance its activities through use of the private and public debt and equity financing, including use of the Montgomery Note and the SEDA. Prior to the Cornell transaction, the company financed its activities primarily through loans from, and loans secured by, related parties.

         We received an audit opinion for the fiscal year ended December 31, 2003 and for the fiscal year ended December 31, 2004 that includes a "going concern" risk, which raises substantial doubt regarding our ability to continue as a going concern. We are in development stage and do not believe that cash flow from operations will be sufficient to fund our activities over the next 12 months. Our ability to continue as a going concern is dependent upon obtaining additional capital and debt financing. Until we can generate sufficient cash flow from our operations (which we do not anticipate in the foreseeable future) we expect to finance future cash needs through private and public financings, including equity financings. We cannot be certain that additional funding will be available as needed, or upon terms that are favorable. In addition, we may need to curtail the implementation of our core business activities and plans if funding is not available.

CAPITAL EXPENDITURES AND COMMITMENTS

         We did not acquire a material amount of fixed assets during 2004 and currently do not plan to do so during the next fiscal year.

OFF-BALANCE SHEET ARRANGEMENTS

         We do not currently have any off-balance sheet arrangements.

SUBSEQUENT EVENTS

         On April 14, 2005, the company entered into the SEDA with Cornell. Pursuant to the SEDA, and subject to the terms and conditions contained therein, the company may, at its discretion, periodically sell to Cornell shares of common stock for a total purchase price of up to $10.0 million. For each Shares purchased under the SEDA, Cornell will pay the company 98% of the lowest VWAP of the company's Shares as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the company's Shares are traded for the 5 days immediately following the notice date. Further, Cornell will retain 6% of each advance under the SEDA. In connection with the SEDA, Cornell received the Commitment Shares: a fee including 3,800,000 Shares of which 1,900,000 were issued on execution of the SEDA and 1,900,000 were issued with the company's receipt of the second installment (as defined below).

         Pursuant to the terms of a registration rights agreement, the company is required to register the Shares issued to Cornell as well as the shares to be issued pursuant to the SEDA within 40 days from the date of execution of the agreements and is required to have the registration statement declared effective 105 days from the date thereof. In the event that the registration statement is not filed or declared effective within these time limits, the company may be subject to liquidated damages in the amount of $5,000 per month and may be deemed in default of the operative agreements.

         Pursuant to the SEDA, Cornell was also issued a warrant for 200,000 Shares. The warrant is exercisable for a period of two (2) years from the date of issuance, which is April 14, 2005. The exercise price per share under the warrant is $0.01 per share and the Shares issuable upon exercise of the warrant are to be included in the registration statement.

         In connection with the SEDA the company entered into the Placement Agent Agreement with Monitor. Pursuant to the Placement Agent Agreement, the company paid a one-time placement agent fee of 200,000 Shares, equal to approximately $10,000 based on the market price of the Shares at the time of issuance.

         The company also entered into an agreement with Knightsbridge whereby Knightsbridge will assist the company in a variety of areas including, but not limited to financial, strategic and related developmental growth. The agreement runs for a term of six (6) months, starting April 1, 2005, and will continue on a month- to-month basis subject to a right to cancel upon thirty (30) days written notice. The company is obligated to pay Knightsbridge a monthly retainer of $2,000.00 and has also issued Knightsbridge 4,441,000 Shares, which amount represented 1.5% of the company's issued and outstanding Shares on a fully diluted basis on the date of issuance.. Knightsbridge is also entitled to additional compensation in the future based upon any transactions that they bring to the company and has certain anti-dilution rights which may require the company to issue Knightsbridge up to an additional 2,220,500 Shares.

         Simultaneous with the execution of the SEDA, the company executed the Montgomery Note. The company plans on using the proceeds of the Montgomery Note as bridge financing. The proceeds will be received by the company in two installments of $300,000. The first installment was received on April 15, 2005 and the second installment was received by the company on June 2, 2005. The Montgomery Note accrues interest at the rate of twenty-four (24%) percent per year and matures one (1) year from its issuance date. For the first six (6) months, the company shall make payments of interest only. Thereafter, the company shall make payments of principal and interest until maturity. Notwithstanding the foregoing, the first two (2) payments of interest were deducted from the first installment payment and the second (2) months of interest were deducted from the second installment payment. The Montgomery Note is secured by a first priority lien on all of the company's assets. As further security for the company's obligations, the company pledged 60,000,000 Shares to Montgomery. In the Event of Default under the Note, Montgomery shall have the right to receive the pledged Shares at a rate equal to three times the number of Shares otherwise sufficient to effectuate repayment of the principal and accrued interest due and outstanding, using $ 0.03/share - the closing bid price of the company's Shares, as quoted by Bloomberg, LP, on the date of issuance of the Montgomery Note.

On April 28, 2005, Mr. Leigh M. Rothschild, as the sole Director of the Company:
(a) approved an Amendment to the Certificate of Incorporation increasing the authorized Common Stock from 500,000,000 to 750,000,000; (b) increasing the number of Directors on the Company's Board to four (4) Directors; and (c) appointing Jeffrey W. Sass, Michael R. Moore, and Adam Bauman as additional Directors of the Company, subject to the filing and mailing of the requisite Form 14-C with the Securities and Exchange Commission.

         On April 28, 2005, Trust III, Jay Howard Linn, Trustee, owning approximately 42%, Jeffrey W. Sass, owning approximately 22%, Michael Moore, owning approximately 3% and Leigh M. Rothschild, owning approximately 16% of the outstanding shares of common stock of the Company, as of the applicable record date, each signed a written consent approving the Amendment to the Certificate of Incorporation in accordance with the provisions of Section 228 of the Delaware Corporation Law.

         On May 16, 2005 the Registrant entered into a Loan Extension Agreement with Trust III pursuant to which the maturity dates of various Notes were extended to December 9, 2005. The specific extensions granted were as follows:

Original Issue Date        Principal Amount          Original Maturity Date             New Maturity Date

August 24, 2004            $ 165,000                 May 25, 2005                       December 9, 2005
October 8, 2004            $  25,000                 July 8, 2005                       December 9, 2005
March 9, 2005              $  55,000(1)              See Note (2) Below.                December 9, 2005(3)

(1) The March 9, 2005 was structured as a Promissory Note/Line of Credit. As of May 26, 2005, $ 42,000 of principal has been drawn down under this Note.

(2) The original maturity date of the March 9, 2005 Note was the earlier of: (a) the Company receiving a bridge loan or equity investment that nets the Company at least $ 300,000; or (b) December 9, 2005.

(3) Company agreed to pay $ 30,000 of principal due on the March 2005 Note promptly after receipt of the proceeds of the "Second Closing" (as that term is defined in the Promissory Note by and between Trust and Montgomery Equity Partners, Ltd., dated April 14, 2005).

         In early May 2005 the Registrant was advised by the Secretary of State of the State of Delaware, that the State had failed to notify the Registrant that the use of the word "Trust" in its corporate name was inconsistent with the applicable provisions of the Delaware Banking Law and requested that the Registrant change its name. Therefore, the Registrant changed its name to Connected Media Technologies, Inc. The Amendment was approved by shareholders owning an excess of fifty (50%) percent of the outstanding common stock of Registrant in accordance with Delaware Law without holding a meeting of shareholders.

NEW  ACCOUNTING  PRONOUNCEMENTS

                  In December 2004, the FASB issued SFAS No. 123R ("SFAS 123R") (revised 2004) "Share- Based Payment". This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non- employees in share-based payment transactions. The Statement replaces SFAS 123 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". The provisions of this Statement will be effective for the company beginning with its fiscal year ending 2005. The company has adopted the provisions of SFAS No. 123R.

         In May 2003, the Financial Account Standards Board issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (hereinafter "SFAS No. 150"). SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this Standard is not expected to have any materail impact on the Company's consolidated finacial position, results of operations or cash flows.

         In December 2004, the FASB issued SFAS 153 "Exchanges of Non-monetary Assets" - an amendment of APB Opinion No. 29. This Statement amended APB Opinion 29 to eliminate the exception for non- monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non- monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of this Standard is not expected to have any material impact on the Company's consolidated financial position, results of operations or cash flows.

CRITICAL ACCOUNTING ESTIMATES

         Our discussion and analysis of our financial condition and results of operations is based upon our financial statements, which have been prepared in accordance with accounting principals generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of any contingent assets and liabilities. On an on-going basis, we evaluate our estimates. We base our estimates on various assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

         We believe the following critical accounting policy affects our more significant judgments and estimates used in the preparation of our financial statements:

         Depreciation. CMT uses the double-declining balance depreciation method.

         Going Concern. CMT has been in the development stage since inception on July 19, 2001, and has not generated any revenues from its planned operations, has recorded a loss of $291,184 for the quarter ended March 31, 2005, and is in serious need of additional financing to fully implement its planned exploration. These factors among others indicate that CMT may be unable to continue as a going concern, particularly in the event that it cannot obtain additional financing. The accompanying unaudited consolidated financial statements for the three months ended March 31, 2005 do not include any adjustments relating to the recoverability of recorded assets, or the amounts and classification of liabilities that might be necessary in the event CMT cannot continue in existence.


                             DESCRIPTION OF BUSINESS

                                     GENERAL

         We are a Technology and Intellectual Property creation, management and licensing company, whose mission is to be an architect and licensor of cutting edge, state-of-the-art technology concepts, with a wide range of potential commercial applications.

         We were originally formed to leverage an existing patent portfolio and related intellectual property and technology in order to build a collection of licensees in the areas of entertainment content (e.g. film, music, and video), education, advertising, travel and promotion. In addition to pursuing direct licensing royalty arrangements we also seek to enforce our existing issued patent and any subsequently issued or acquired patents against those that infringe. We may also incubate and/or acquire minority equity interests in select growth- oriented companies that can benefit from integration and utilization of CMT-owned intellectual property. CMT may also seek to acquire additional patents and patent portfolios.

                              BUSINESS DEVELOPMENT

         Mountaintop Corporation becomes New Mountaintop Corporation

         The company was first organized as a Delaware corporation on December 11, 1989 under the name Mountaintop Corporation. Mountaintop Corporation was involved in the distribution and marketing of spirits, among other things. That business ultimately did not succeed and in 1992, Mountaintop Corporation ceased operations. Shortly thereafter, the charter of Mountaintop Corporation was forfeited by the State of Delaware for non-payment of franchise taxes. On February 21,2003 through the efforts of its then-majority stockholder and sole director, the company revived and reinstated its charter effective March 1, 1993. However, during the process of reviving the company, the State of Delaware notified the company that its name, Mountaintop Corporation, was no longer available. Thus, the name was changed to New Mountaintop Corporation. In addition, at the time of that name change, the company amended its Certificate of Incorporation to authorize common stock of 500,000,000 shares, par value $0.0001, and 10,000,000 shares of preferred stock, par value $0.0001. New Mountaintop Corporation subsequently announced its intention to seek new business opportunities.

         New Mountaintop Corporation becomes Trust Licensing, Inc., now known as Connected Media Technologies, Inc.

         On August 24, 2004 the company became a reporting public company through a reverse triangular merger with New Mountaintop Corporation, which acquired, by merger, all of the assets and business of Trust Licensing, LLC ("TLLC"), a Florida limited liability company. As consideration for the merger the principals of TLLC received shares of common stock, representing approximately 93% of the issued and outstanding shares of the company. The name of New Mountaintop Corporation was subsequently changed to Trust Licensing, Inc. On December 31, 2004, the company became eligible for trading on the over-the-counter bulletin board under the symbol CNCM.OB.

         In May 2005 the Company was advised by the Secretary of State of the State of Delaware that the State had failed to notify the Company that the use of the word "Trust" in its corporate name was inconsistent with the requirements of applicable Delaware Banking Law and requested that the Company change its name On May 17, 2005 the company changed its name to Connected Media Technologies, Inc. Thereafter, on May 20, 2005 its trading symbol changed to CNCM.OB.

                                    BUSINESS

         The core initial asset of CMT is United States Patent #6,101,534, "Interactive, Remote, Computer Interface System" ("'534 Patent") which was filed in 1997 and granted in 2000. CMT also has seven additional patent applications filed with the United States Patent and Trademark Office ("USPTO") and is planning to file numerous additional patent applications. The pending and soon to be filed patents are not necessarily limited to the areas and potential market sectors of the '534 patent. (As a technical matter, the issued patent and the patents pending are held by one of CMT's wholly-owned subsidiary corporations.)

         In general, the claims of the `534 Patent cover technology that allows multimedia content stored on a removable local media (including, but not limited to CD-ROM and DVD-ROM discs) to be "controlled" or "released" for access by the user by visiting a related website on the Internet.

         Generally, the patent relates to the followin types of technology: Multimedia content that is stored on a removable local media (including, but not limited to CD-ROM and DVD-ROM discs) that can be "controlled" or "released" for access by the user by visiting a related website on the Internet. For example, if you place a CD or DVD in the computer drive and go to the appropriate web site, when you click on a link on the website, content is played back from the CD or DVD. This process can be used to "time-release" content, or use the web to "unlock" or time-release content on the local disc that is otherwise unavailable to the user.

         The original target for the technology was  "promotional"

         By using CD-ROMs and the patented technology, full motion video could be added to websites without the need for a broadband connection.

         By using CD-ROMs and the
         patented technology, users who receive the CD would be directed to specific related websites where dynamic information and content could be added to their CD experience, and demographic information could be captured by the website in exchange for giving the user access to enhanced or bonus content on the CD.

         All of the above can be applied to DVD-ROM and other removable digital media formats.

         Other claims of the patent include certain systems where:

         The local content can ONLY be "unlocked" from the Internet
         The "unlocking" of content can be tied to a specific PC
         The related website can "look" for a specific CD/DVD and alert the user if the correct CD/DVD is not present

         Essentially every computer sold today has either a CD-ROM drive and/or a DVD drive and has the ability to access the Internet. In addition, next generation DVD players will also have the ability to access the Internet, either directly, or by connecting through a home or business media hub. Microsoft, Panasonic, Samsung, among others are currently showing and will soon be offering these media hubs. Any CD or DVD that is played on a computer or player with access to the Internet can utilize technology covered under the '534 patent.

         We believe that there are many potential applications of the '534 patent in the entertainment/content areas, including potential uses in the areas of piracy control for music and video. For example:

         By tying a CD or DVD to the Internet you can prevent/control piracy

         By "unlocking" special content from the Internet, you can create a reason for consumers to own an original CD/DVD instead of pirating content

         By requiring a visit to a specific web site in order to "unlock" or release CD-ROM or DVD content, you can drive targeted traffic to web sites and capture valuable user information and demographics, as well as information that can also be used to validate ownership of an "original"...

         As for future potential applications of the patent, it is important to note that "Removable Storage Media" is not limited to CD/DVD formats, and there are potential applications of the patent in other media, including flash memory cards, such as those used in digital cameras, laptops and PDAs.

         The patent may also have broad applications in the educational and distance learning areas, the entertainment (film, music and video areas), travel related marketing services, the marketing/promotional area, the publishing areas, the digital photography area, the real estate area, and other areas that can now benefit from incorporating enhanced and/or locked content with links to the Internet.

         In addition to the issued patent, CMT has several additional patents pending that were filed in 2001 and that the company believes the patent office will shortly action. Furthermore the company has recently filed for four additional patents in related and other technology arenas, and has a number of other new patent filings being prepared.

Customers

         Our targeted customers include licensees and potential licensees in the areas of entertainment content (e.g. film, music, and video), education, advertising, travel and promotion, who may deploy applications that utilize our patent or our intellectual property. In addition, our licensees may generally include those entities that, without an appropriate license from us, would be infringing upon our patent rights. Though it is possible that we may grant licenses to our pending patent applications, we anticipate that in the near future most licenses will involve our issued '534 patent.

Competition

         We are subject to intense competition. The CD, DVD, software and Internet industries are highly competitive. The company's competitors range from small companies with limited resources to large companies with substantial financial, technical and marketing resources. Competitors with greater financial resources than us may be able to broaden their offerings, make greater investments in design and product development, undertake more extensive marketing campaigns, and adopt more aggressive pricing policies than the company. There can be no assurance that the company will be able to respond effectively to market changes or to compete successfully in the future.

Description of Property

         We do not own any real property. Our corporate offices are located within two leased offices in a professional office suite complex at 950 South Pine Island Road, Suite A15-1094, Plantation, Florida. The term of our current lease runs through December 31, 2005, our rent is approximately $2,200 per month, and the property is in good condition. We use our corporate offices for all of our operations.

Legal Proceedings

         None.

Employees

         As of June 6, 2005 we employed 4 people on a full-time basis. Our success is highly dependent on our ability to attract and retain qualified employees. Competition for qualified employees remains intense in our industry. We believe that we can attract and retain qualified employees, but we cannot guarantee that we will be as successful. None of our employees are subject to collective bargaining agreements. We believe that our relationship with our employees is excellent.


                                   MANAGEMENT

Our executive officers as of June 6, 2005 were as follows:


           Name              Age         Position with the company
           ----
   Leigh M. Rothschild       52          Chairman of the Board
   Jeffrey W. Sass           46          Chief Executive Officer and Director
   Michael R. Moore          37          Executive Vice President, Business &
                                          Legal Affairs and Director
   Jay Howard Linn           71          Acting Chief Financial Officer
   Adam Bauman               47          Director

Leigh M. Rothschild, Chairman: Mr. Rothschild is currently Chairman and Founder of CMT. Mr. Rothschild is an established inventor who to date has been the inventor of six issued US patents and five pending patents with various patents pending worldwide. Mr. Rothschild has licensed his patent portfolio to several companies. From October 1998 through February 2004, Mr. Rothschild was Chairman and founder of BarPoint.com, Inc. publicly traded wireless information company. In February 2004 BarPoint engaged in a reverse merger transaction with Fundever, Inc. and BarPoint subsequently changed its name to LoyaltyPoint, Inc. (OTCBB:
LYLP). Prior to founding BarPoint Mr. Rothschild was President and Chief Executive Officer of IntraCorp Entertainment, Inc., a consumer software company with worldwide product distribution. Rothschild is a former presidential appointee to the High-Resolution Board for the United States under former President George H. W. Bush. He has served three Florida governors on technology boards and served as a special advisor to then Florida Secretary of Commerce Jeb Bush. Mr. Rothschild currently serves on the IT Florida Technology Board as an appointee of the Governor (Bush). In the past Presidential election, Mr. Rothschild chaired the Bush/Cheney Florida Technology Leadership Council. Prior to founding Intracorp in 1984, Rothschild was a real estate investor and founded several high technology companies. Mr. Rothschild chairs the Rothschild Family Foundation, which has given endowments to outstanding charities and institutions including the Tampa Children's Home, Miami Symphony Orchestra, and the University of Miami School of Business. Mr. Rothschild is also active in the Rothschild Entrepreneurial Prize at the University of Miami School of Business. Rothschild has an undergraduate degree from the University of Miami, where he also completed the Graduate Program in Management Studies.

Jeffrey W. Sass, President, Chief Executive Officer and Director: A veteran of the entertainment, licensing, and computer industries, Jeffrey Sass is currently President and CEO and a co-founder of CMT. From October 1998 through December 2001, Mr. Sass was co-founder and Chief Operating Officer of BarPoint.com, a wireless information company. Mr. Sass became BarPoint's President and Chief Executive Officer in January 2002 and served in that capacity through February 2004 when BarPoint engaged in a reverse merger transaction with Fundever, Inc. and BarPoint subsequently changed its name to LoyaltyPoint, Inc. (OTCBB: LYLP). Previously Mr. Sass has held management, production, and marketing positions at companies including Gametek, Inc., (1994-1995), Intracorp Entertainment (1995-1997), and Troma Entertainment (1987-1994). At Troma, he started and ran the independent movie studio's licensing and merchandising division, working closely with more than 70 manufacturers worldwide including Marvel Comics, Playmates Toys, Golden Books Publishing, Sega, Bandai and more. After Intracorp, in July 1997, Jeff formed the Marketing Machine, a full- service marketing agency and consultant firm, servicing clients in computer hardware, software and other industries. Mr. Sass is a graduate of Cornell University.

Michael R. Moore, Executive Vice President, Business & Legal Affairs and
Director: Michael is a corporate transactional attorney, with over ten years of experience in business development and venture capital, focusing primarily in the Internet and technology industry. Prior to joining CMT, from July 2000 through February 2004 Mr. Moore was Vice President of Business & Legal Affairs of BarPoint.com (OTC BB: BPNT), a wireless information company. In February 2004 BarPoint engaged in a reverse merger transaction with Fundever, Inc. and BarPoint subsequently changed its name to LoyaltyPoint, Inc. (OTCBB: LYLP). Previously, from the fall of 1994 through early 1997 Mr. Moore worked as a senior associate in the corporate transactions and commercial litigation department at a large law firm where he co-founded the firm's technology committee and thereafter, from early 1997 through July 2000 held a senior management position at HotOffice Technologies, Inc., the developer of an award-winning Intranet service. Mr. Moore simultaneously received his Juris Doctor, cum laude, and his Master of Business Administration, with highest distinction, from the State University of New York at Buffalo in 1993.

Jay Howard Linn, Acting Chief Financial Officer: Since 1995 Mr. Linn has practiced as a Certified Public Accountant in his own firm. Prior to opening his own office, he was a partner in the CPA firm of Moss & Linn and predecessor partnerships for 14 years in North Miami, Florida. From 1977 to 1981 he maintained a CPA practice in his own name in North Miami. Prior to that he was a partner in the CPA firm of Sidney Wasserman & company in Miami Beach, Florida. Mr. Linn is also an attorney admitted to practice in U.S. Tax Court, the Southern District of Florida and Florida courts. He also serves as President of The Rothschild Charitable Foundation and was a founding director of Homestead Federal Savings Bank. He received a Bachelor of Business Administration in 1955 and a Juris Doctor in 1962 from the University of Miami. Mr. Linn is not employed as a full time basis with the company. Mr. Linn also serves as Trustee of Irrevocable Trust Agreement Number III.

Adam Bauman, Director: For more than five years Adam has been the CEO and President of STI, an executive talent management firm which advises senior management in the entertainment, publishing, technology, fashion and retail industries. Since its founding in 1996, executives have retained STI to strategically advise them on e-commerce, emerging technologies, investments, media exposure, eminence, strategic alliances, board seats, career opportunities and advancement, and other arenas in which they may be personally interested. Adam holds both MFA in Motion Picture Production Management and MBA in Executive Management degrees from the University of Southern California, and a BA in Radio and Television degree from California State University at Long Beach.


INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

         None of our officers, directors, promoters or control persons have been involved in the past five years in any of the following:

         (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

         (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

         (3) Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

         (4) Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

AUDIT COMMITTEE AND FINANCIAL EXPERT

         We do not have an audit committee. Our Board of Directors performs some of the same functions of an audit committee, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors' independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls. We do not currently have a written audit committee charter or similar document.

CODE  OF  ETHICS

         We have adopted a corporate code of ethics, attached to this registration statement as exhibit 14.1. The company believes its code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

The following table discloses executive compensation received for the three fiscal years ended December 31, 2004.

                           SUMMARY COMPENSATION TABLE


Name and Principal                           Annual                          Long-Term
Position                                     Compensation                    Compensation Awards

                                                                              Restricted
     Name and Principal         Year          Salary            Bonus           Stock             Securities/            All Other
          Position                                                             Award(s)           Options (#)          Compensation


Leigh M. Rothschild,          2004       $ 122,622 (1)      $   - 0 -     $      - 0 -       $       - 0 -          $  3,750.00 (2)
Chairman                      2003       $      -0 -        $   - 0 -     $      - 0 -       $       - 0 -          $       - 0 -
                              2002       $     - 0 -        $   - 0 -     $      - 0 -       $       - 0 -          $       - 0 -


Jeffrey W. Sass               2004       $ 122,622 (3)      $   - 0 -     $      - 0 -       $       - 0 -          $  3,750.00 (4)
President and CEO             2003       $      -0 -        $   - 0 -     $      - 0 -       $       - 0 -          $       - 0 -
                              2002       $     - 0 -        $   - 0 -     $      - 0 -       $       - 0 -          $       - 0 -


Michael R. Moore,             2004       $  77,014 (5)      $   - 0 -     $      - 0 -       $       - 0 -          $       - 0 -
EVP, Business &               2003       $      -0 -        $   - 0 -     $      - 0 -       $       - 0 -          $       - 0 -
  Legal Affairs               2002       $     - 0 -        $   - 0 -     $      - 0 -       $       - 0 -          $       - 0 -


         (1) Mr. Rothschild executed an employment agreement with the company on August 23, 2004. The base annual salary is $ 175,000. Mr. Rothschild's 2004 salary was calculated to include: (a) pre-merger compensation earned from Trust Licensing, LLC during 2004; and (b) post-merger compensation earned from the company for the period of August 23, 2004 through December 31, 2004. To provide assistance to the company's cash flow, Mr. Rothschild agreed to defer payment of $ 41,958 of his 2004 base salary and $ 20,460 of his 2005 base salary (earned between January 1, 2005 and March 31, 2005) until a later, unspecified date. These amounts have been accrued as a current liability on the company's Balance Sheet.

         (2) Represents the approximate value of a monthly automobile allowance as provided in Mr. Rothschild's employment agreement, through December 31, 2004.

         (3) Mr. Sass executed an employment agreement with the company on August 23, 2004. The base annual salary is $ 175,000. Mr. Sass's 2004 salary was calculated to include: (a) pre-merger compensation earned from Trust Licensing, LLC during 2004; and (b) post-merger compensation earned from the company for the period of August 23, 2004 through December 31, 2004. To provide assistance to the company's cash flow, Mr. Sass agreed to defer payment of $ 41,958 of his 2004 base salary and $ 20,460 of his 2005 base salary (earned between January 1, 2005 and March 31, 2005) until a later, unspecified date. These amounts have been accrued a current liability on the company's Balance Sheet.

         (4) Represents the approximate value of a monthly automobile allowance as provided in Mr. Sass's employment agreement, through December 31, 2004.

         (5) Mr. Moore executed an employment agreement with the company on August 23, 2004. The base annual salary is $132,000. Mr. Moore's 2004 salary was calculated to include: (a) pre-merger compensation earned from Trust Licensing, LLC during 2004; and (b) post-merger compensation earned from the company for the period of August 23, 2004 through December 31, 2004. To provide assistance to the company's cash flow, Mr. Moore agreed to defer payment of approximately $25,182 of his 2004 base salary until a later, unspecified date. This amount relates to compensation earned during 2004 and has been accrued as a current liability on the company's Balance Sheet. On May 1, 2005, Mr. Moore's employment contract was amended to conform the benefits to those received by the Company's other executive officers and to increase the base salary to $160,000 annually. Mr. Moore has agreed to accept payment of salary at the pre-amendment contracted salary rate until August 24, 2005. Currently and until August 24, 2005, the salary increase will be accrued and added to total compensation owed to him.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth as of June 6, 2005 certain information as of the record date concerning the beneficial ownership of our Shares by: (i) each person known by us to be the beneficial owner of more than 5% of our outstanding Shares; (ii) each director; (iii) each of the named executive officers (as defined below); and (iv) all executive officers and directors as a group.


                                        Amount and Nature of
   Name                                 Beneficial Ownership of       Percent of Class(2)
                                           Common Shares
Leigh M. Rothschild                       173,427,700 (1)                  57.7%
Irrevocable Trust Agreement
Number III                                  126,785,100                    42.2%

Jeffrey W. Sass                              65,018,000                    21.6%
Michael R. Moore                             10,000,000                     3.3%
Jay Howard Linn                               1,000,000                      *
Adam Bauman(3)                                  300,000                      *
Executive Officers and Directors
as a Group (5 persons)                      249,445,700                    83.0%
                                            ------------


* Less than 1%

         (1) Includes 46,642,600 shares owned by Mr. Rothschild directly and 126,785,100 owned by Irrevocable Trust Agreement Number III, a trust in which Mr. Rothschild is a direct beneficiary.

         (2) Excludes: (a) 60,000,000 treasury shares pledged to Montgomery as collateral for CMT's obligations under the Note; and (b) 2,000,000 other treasury shares held by the company. Also excludes the Cornell Warrant and options issued pursuant to the company's Equity Incentive Plan.

         (3) Represents the granting of a 300,000 option on May 23, 2005 which option expires May 23, 2015 and is exercisable at $0.04 per share and vests on the year anniversary of service.
                                      -40-

       MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND
                            OTHER STOCKHOLDER MATTERS

         CMT's Shares are currently listed on the Bulletin Board System under the symbol "CNCM.OB." The common stock began trading on December 31, 2004. The following table sets forth the high and low bid prices for our Shares for the periods indicated as reported by the NASDAQ Over-The-Counter Bulletin Board since trading has begun are shown below.


           2005                     High Bid         Low Bid
      First Quarter                  $ 0.07           $ 0.01
           2004
        December 31                   None             None
     (First Available)


HOLDERS OF COMMON STOCK

         As of June 6, 2005, we had approximately 350 shareholders of record.

DIVIDEND POLICY

         As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

EQUITY INCENTIVE PLAN

         On January 12, 2005 Mr. Leigh M. Rothschild, as the sole Director of the company, approved the Equity Incentive Plan (the "Plan") covering 50,000,000 Shares. The Plan was subsequently approved by the shareholders.

         As of March 31, 2005 one Option was granted to a non-executive employee on February 14, 2005 for 2,000,000 shares, which Options are exercisable at $.02 per share representing the fair market value at the date of grant. The Options vest 680,000 on August 26, 2005 and at the rate of 55,000 per month thereafter. On May 23, 2005 an option for 300,000 was granted to the Company's independent director which option expires May 23, 2015 and is excersisable at $0.04 per share and vests on the one year anniversary of service.

         Under the arrangement with Cornell and Montgomery, effective April 14, 2005 the company cannot grant options under the Plan in excess of 10,000,000 Shares without Cornell or Montgomery's consent. This restriction is in effect so long as the SEDA is in place.

         The Plan provides a means whereby employees, officers, directors, and certain consultants and independent contractors of the company ("Qualified Grantees") may acquire the Common Shares of the company pursuant to grants of:
(i) incentive stock options ("ISO"); (ii) non-qualified stock options (the ANQSO@); and (iii) restricted stock. A summary of the significant provisions of the Plan is set forth below. A copy of the full Plan is annexed to this registration statement. The following description of the Plan is qualified in its entirety by reference to the Plan itself.

         The purpose of the Plan is to, among other things, further the long-term stability, continuing growth and financial success of the company by attracting and retaining key employees, directors and selected advisors through the use of stock incentives, while stimulating the efforts of these individuals upon whose judgment and interest the company is and will be largely dependent for the successful conduct of its business. The company believes that the Plan will strengthen these persons' desire to remain with the company and will further the identification of those persons' interests with those of the company's shareholders.

         The Plan shall be administered by the Compensation Committee of the Board of Directors. The membership of the Committee shall be constituted so as to comply at all times with the then applicable requirements under the Exchange Act and Section 162(m) of the Internal Revenue Code. However, until additional Directors are elected, Mr. Leigh M. Rothschild, the sole Director, will administer the Plan and have the ability to grant options and restricted stock under the Plan and also to appoint designees to assist him in the administration of the Plan.

         The Plan provides that options to purchase up to 50,000,000 Common Shares of the company may be issued to the employees, officers, directors and certain consultants and independent contractors. All present and future employees shall be eligible to receive incentive awards under the Plan, and all present and future non- employee directors shall be eligible to receive non-statutory options under the Plan. An eligible employee or non-employee director being awarded a grant shall be notified in writing of such grant, which notice shall state the number of shares for which options are granted, the option price per share, and conditions surrounding the grant and exercise of the options.

         The exercise price of shares of company Stock covered by an ISO shall be not less than 100% of the fair market value of such shares on the date of grant; provided that if an ISO is granted to an employee who, at the time of the grant, is a 10% shareholder, then the exercise price of the shares covered by the incentive stock option shall be not less than 110% of the fair market value of such shares on the date of grant. The Plan also provides for cashless exercise of Options. In such event, there may be a charge to the earnings of the company with respect to the cashless exercise of the Options.

         The Compensation Committee (or the sole Director, as the case may be) may determine the number of shares that may be awarded to a participant as restricted stock and the provisions relating to risk of forfeiture and may determine that the restricted stock is only earned upon the satisfaction of performance goals established by the Committee. The Committee shall also determine the nature, length and starting date of any performance period and the terms thereof. The maximum number of shares that may be granted to any participant may not exceed 20% of the total shares subject to the Plan.

U.S. Federal Income Tax Consequences

         The rules governing the U.S. federal tax treatment of stock options, restricted stock and shares acquired upon the exercise of stock options are quite technical. Therefore, the description of U.S. federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, the statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. In particular, the AAmerican Jobs Creation Act of 2004@ imposed new rules concerning the taxation of various deferred compensation arrangements. It is not clear whether, and to what extent, these new rules apply to awards under the Plan. Although the company does not believe that awards under the Plan are affected by the new rules, there can be no assurance to that effect until adequate guidance is forthcoming from the U.S. Treasury Department. Finally, the tax consequences under applicable state, local and foreign income tax laws may not be the same as under the U.S. federal income tax laws.

Incentive Stock Options

         ISOs granted pursuant to the Plan are intended to qualify as incentive stock options within the meaning of Section 422A of the Internal Revenue Code. If the participant makes no disposition of the shares acquired pursuant to exercise of an ISO within one year after the transfer of shares to such participant and within two years from grant of the option, such participant will realize no taxable income as a result of the grant or exercise of such option, and any gain or loss that is subsequently realized may be treated as long-term capital gain or loss, as the case may be. Under these circumstances, neither the company nor any subsidiary will be entitled to a deduction for federal income tax purposes with respect to either the issuance of the ISOs or the issuance of shares upon their exercise.

         If shares acquired upon exercise of ISOs are disposed of prior to the expiration of the above time periods, the participant will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price, or (ii) the gain recognized on such disposition. Such amount will ordinarily be deductible for federal income tax purposes by the company or subsidiary for whom the participant performs services (Aservice recipient@) in the same year, provided that the amount constitutes reasonable compensation for services that would result in a deduction for U.S. federal income tax purposes and that certain federal income tax withholding requirements are satisfied. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.

         The foregoing discussion does not consider the impact of the alternative minimum tax, which may be particularly applicable to the year in which an ISO is exercised.

Nonqualified Stock Options

         A participant who acquires shares by exercise of a NQSO generally realizes as taxable ordinary income, at the time of exercise, the difference between the exercise price and the fair market value of the shares on the date of exercise. Such amount will ordinarily be deductible by the service recipient for federal income tax purposes in the same year, provided that the amount constitutes reasonable compensation for services that would result in a deduction for U.S. federal income tax purposes and that certain federal income tax withholding requirements are satisfied. Subsequent appreciation or decline in the value of the shares on the sale or other disposition of the shares will generally be treated as capital gain or loss.

Restricted Stock

         A participant granted shares of restricted stock under the Plan is not required to include the value of such shares in ordinary income until the first time such participant=s rights in the shares are transferable or are not subject to substantial risk of forfeiture, whichever occurs earlier, unless such participant timely files an election under Section 83(b) of the Internal Revenue Code to be taxed on the receipt of the shares. In either case, the amount of such income will be equal to the excess of the fair market value of the stock at the time the income is recognized over the amount (if any) paid for the stock. The service recipient will ordinarily be entitled to a deduction, in the amount of the ordinary income recognized by the participant, for the service recipient=s taxable year in which the participant recognizes such income, provided that the amount constitutes reasonable compensation for services that would result in a deduction for U.S. federal income tax purposes and that certain federal income tax withholding requirements are satisfied.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We believe that all prior related party transactions have been entered into upon terms no less favorable to us than those that could be obtained from unaffiliated third parties. Our reasonable belief of fair value is based upon proximate similar transactions with third parties or attempts to obtain the consideration from third parties. All ongoing and future transactions with such persons, including any loans or compensation to such persons, will be approved by a majority of disinterested members of the Board of Directors.

         Several transactions involving related parties were consummated in connection with the August 2004 reverse merger:

         1. Prior to the merger Trust Licensing, LLC (the predecessor-by-merger to Trust Licesning, Inc., now a wholly-owned subsidiary of CMT, "TLLLC ") was owned by Irrevocable Trust Agreement Number III ("Trust III"), the company's Chairman, the company's Chief Executive Officer and the company's Executive Vice President, Business & Legal Affairs. The primary beneficiary of Trust III is the company's Chairman and Founder. Since July 19, 2001 (Inception) and from time to time, Trust III has advanced working capital to the company. Total advances, prior to August 24, 2004 reverse the merger, were as follows:

July 19, 2001 (inception) to December 31, 2001             $  20,000
Year ended December 31, 2002                               $ 100,000
Year ended December 31, 2003                               $  29,000
As of August 24, 2004                                      $ 110,000
                                                            --------
Total advances from Trust III at August 24, 2004          $  259,000
                                                            ========

These advances do not include amounts borrowed from Trust III pursuant to certain Notes Payable set forth in the company's financial statements.

In addition to the above advances, a separate trust directly related to the company's Founder also advanced working capital of $7,000 during the year ended December 31, 2002.

All $266,000 of these advances were repaid in full on June 7, 2004.

An additional $20,000 was advanced to Trust III on June 7, 2004. This amount has been repaid to the company in full on February 22, 2005.

All advances to and from Trust III were non-interest bearing, unsecured and due on demand.

In August 2004 Trust III advanced $165,000 to the Company represented by a Note bearing interest at a rate of four percent (4.00%) and all principal and accrued interest thereon is due and payable on May 24, 2005. Our Chairman is the primary beneficiary of Trust III. These funds were utilized as set forth in paragraph 2 below.

         2. New Mountaintop Corporation (now known as Connected Media Technologies, Inc., Delaware) redeemed 2,000,000 shares of common stock from its former majority stockholder and paid that stockholder $135,000 as part of the recapitalization. In addition, we entered into a two-year consulting agreement with our former majority stockholder. Under the terms of the agreement, he will provide certain financial consulting services in return for a payment of $2,500 per month. The fees are currently accruing but are not due and payable until we raise at least $500,000 in additional capital.

         3. We entered into employment agreements with Leigh M. Rothschild, our Chairman of the Board, Jeffrey W. Sass, our President and Chief Executive Officer, and Michael R. Moore, our Executive Vice

President. Annual base salaries under the employment contracts are $ 175,000, $ 175,000, and $ 132,000, respectively. The initial term of each contract runs through August 23, 2006. The company owes accrued salary and benefits to each of these officers. As of March 31, 2005, the company has accrued $ 150,267 as a current liability for this purpose. On May 1, 2005, Mr. Moore's employment contract was amended to conform the benefits to those received by the Company's other executive officers and to increase the base salary to $160,000 annually. Mr. Moore has agreed to accept payment of salary at the pre-amendment contracted salary rate until August 24, 2005. Currently and until August 24, 2005, the salary increase will be accrued and added to total compensation owed to him.

         4. In addition to payment for services provided in the ordinary course of business, the former outside counsel of New Mountaintop Corporation was paid a finder's fee of thirty-thousand dollars ($ 30,000) and 1,666,663 shares of the company's common stock. The fair value of the stock was based on a mutual understanding between the company and the service provider; there had been no recent cash offerings upon which to base the fair value per share. Also, the stock was not publicly traded at that time.

         5. On October 6, 2004 (but effective November 16, 2004), the company entered into a transaction with a bank pursuant to which the company has access to a two hundred and fifty thousand dollar ($ 250,000) line of credit. In general, all or any portion of the $ 250,000 may be drawn down at any time, and must be repaid in full by October 25, 2006, with interest at the rate of libor plus 1.5%. In addition, commencing November 25, 2004 and continuing each consecutive month thereafter, the company must pay accrued interest on outstanding amounts owed. The company intends on using the line of credit for general working capital and may also repay some or all of the loans with Trust
III. The credit line is guaranteed by Trust III and secured by a Certificate of Deposit owned by the Chairman of the company. As previously noted, our Chairman is the primary beneficiary of Trust III. As of March 31, 2005, the company reflected a long term liability of $248,375 and related accrued interest of $1,503 relating to this line of credit.

         6. On July 19, 2001 (inception), (270,072,000 post recapitalization equivalent common shares) the company (then operating as Trust Licensing, LLC) sold 100 membership units for $20,000 to Trust III. Effective January 2, 2004, membership interest were sold to the company's Chairman, the company's Chief Executive Officer, and the Company's Executive Vice President, Business & Legal Affairs.

         7. On August 13, 2001, the patent was validly assigned from the individual/promoter to Irrevocable Trust Agreement Number 1 ("Trust I") and simultaneously assigned from Trust I to TLLLC. Effective August 24, 2004, the patent is owned by Trust Licensing, Inc. as a result of the reverse triangular merger. Trust Licensing, Inc. is a wholly-owned subsidiary of CMT.

         8. During the period from July 19, 2001 (inception) to December 31, 2004, the company received working capital totaling $266,000. The company also repaid the entire $266,000 on June 7, 2004.

         9. On August 24, 2004, October 8, 2004, and March 9, 2005 the company issued notes payable to Trust III for $165,000, $25,000 and $55,000 respectively. On May 16, 2005 the comapny entered into a Loan Extension Agreement with Trust III extending the maturity dates of each of these noties through December 9, 2005.

         10. The company engaged a law firm whose counsel is the father of the company's Chief Executive Officer. The company had total expenses of $ 58,623 for legal fees to this related party for the period January 1, 2005 through March 31, 2005. The company had total expenses of $46,399 for the firm in 2004. The company has used the services of the law firm to handle the August 2004 reverse merger transaction, the April 2005 Cornell financing transactions, and general SEC related matters. During April 2005 the company paid $ 50,000 to the law firm to be applied against outstanding invoices.

         11. As of December 31, 2004, Jay Howard Linn earned fees of approximately $11,000 for professional services rendered as our Acting Chief Financial Officer. Mr. Linn has been paid $6,500 of this amount and $4,500 remains owed to him. Mr. Linn is Trustee of Trust III.

         12. On March 9, 2005 the company entered into a line of credit arrangement to borrow up to an additional $55,000 from Trust III. As of June 6, 2005 the company has drawn down $ 42,000 of this amount.. The line of credit arrangement is evidenced by the issuance of a Promissory Note/Line of Credit. This note bears interest at 10% per annum and was originally payable at the earlier of the company receiving a bridge loan or equity investment that nets proceeds to the company of at least $300,000, or December 9, 2005. The maturity date since been revised and extended through December 9, 2005 pursuant to a Loan Extension Agreement by and between the company and Trust III dated May 16, 2005.

                          DESCRIPTION OF CAPITAL STOCK

Common Stock

         The company is authorized to issue 750,000,000 shares of Common Stock, par value $0.0001, of which 300,507,663 shares were issued and outstanding at June 6, 2005. The company has 62,000,000 shares of common stock in its treasury, of which 60,000,000 are pledged as security for the Montgomery Note. The securities being offered hereby are common stock. All shares have equal voting rights and are not assessable. Voting rights are not cumulative and, therefore, the holders of more than 50% of the Shares could, if they chose to do so, elect all of the directors of the company. Upon liquidation, dissolution, or winding up of the company, the assets of the company, after the payment of liabilities, will be distributed pro rata to the holders of the Shares. All outstanding Shares are, and those issued pursuant to the SEDA will be, fully paid and non assessable.

Preferred Stock

         The company is authorized to issue 10,000,000 shares of Preferred Stock, par value $0.0001. As of the date hereof, there are no shares of preferred stock issued.

Limitation of Liability: Indemnification

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANT ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE

         We have had no changes or disagreements with our accountants.


                                     EXPERTS

         The audited consolidated financial statements included in this prospectus and elsewhere in the registration statement as of December 31, 2004, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2004 and 2003 and for the period from July 19, 2001 (inception) through December 31, 2004 have been audited by Salberg & Company, P.A.. The reports of Salberg & Company, P.A. are included in this prospectus in reliance upon the authority of this firm as experts in accounting and auditing. The report of Salberg & Company, P.A.. contained elsewhere in this prospectus contain an explanatory paragraph regarding our ability to continue as a going concern.


                                 TRANSFER AGENT

         Our transfer agent is Interwest Transfer Company, 1981 East 4800 South Suite 100 Salt Lake City, Utah 84117. The telephone number is (801) 272-9294.

                                  LEGAL MATTERS

         McLaughlin & Stern, LLP will, by amendment, pass upon the validity of the shares offered herein. McLaughlin & Stern, LLP is located at 260 Madison Avenue, 18th Floor, New York, NY 10016.

                              AVAILABLE INFORMATION

         We have filed with the Securities and Exchange Commission in Washington, DC, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares we are offering. At the time of the effectiveness of the registration statement we will become a "reporting company" and required to file reports pursuant to the provisions of the ("Exchange Act"). This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. Reference is hereby made to the registration statement and exhibits thereto for further information with respect to the company and the shares to which this prospectus relates. Copies of the registration statement and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission in Washington, DC at 450 Fifth Street, NW, Washington, DC 20549. In addition, the Commission maintains a World Wide Web site that contains reports, proxy statements and other information regarding registrants such as CMT which filed electronically with the Commission at the following Internet address: (http:www.sec.gov).

                              FINANCIAL STATEMENTS


             Report of Independent Registered Public Accounting Firm

To the Board of Directors of:
Trust Licensing, Inc.
(A Development Stage Company)

We have audited the accompanying consolidated balance sheet of Trust Licensing, Inc. and Subsidiary (a development stage company) as of December 31, 2004 and the related consolidated statements of operations, changes in stockholders' deficiency and cash flows for the years ended December 31, 2004 and 2003 and for the period from July 19, 2001 (inception) to December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the consolidated financial position of Trust Licensing, Inc. and Subsidiary (a development stage company) as of December 31, 2004, and the consolidated results of their operations, changes in stockholders' deficiency and cash flows for the years ended December 31, 2004 and 2003, and for the period from July 19, 2001 (inception) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the consolidated financial statements, the Company has no revenues, a net loss of $254,568 and cash used in operations of $126,093 in 2004, a working capital deficiency of $497,084, a stockholders' deficiency of $487,221 and a deficit accumulated during development stage of $557,626 at December 31, 2004. These factors raise substantial doubt about its ability to continue as a going concern. Management's plan in regards to these matters is also described in Note
9. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



SALBERG & COMPANY, P.A.
Boca Raton, Florida
February 7, 2005

                                      F-1


ITEM 7.    FINANCIAL STATEMENTS

                      Trust Licensing, Inc. and Subsidiary
                         (A Development Stage Company)
                           Consolidated Balance Sheet
                               December 31, 2004

ASSETS

Current Assets
  Cash                                                                                      $         33,991
  Due from Related Party                                                                              20,000
                                                                             --------------------------------

Total Current Assets                                                                                  53,991
                                                                             --------------------------------


Office equipment, net of $22,605 accumulated depreciation                                              9,863

                                                                             --------------------------------
Total Assets                                                                                $         63,854
                                                                             ================================

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities
  Accounts payable                                                                          $         26,146
  Accounts payable , related party                                                                    47,699
  Accrued expenses                                                                                    10,645
  Accrued compensation, officers                                                                     104,101
  Accrued payroll taxes payable                                                                       17,276
  Note payable, related party                                                                        190,000
  Accrued interest payable, related party                                                              2,563
  Accrued interest payable                                                                             1,270
  Line of credit                                                                                     151,375
                                                                             --------------------------------

Total Current Liabilities                                                                            551,075
                                                                             --------------------------------

Commitments and Contingencies (See Note 8)

Stockholders' Deficiency
  Common stock,  $0.0001 par value; 500,000,000 shares authorized,

   294,066,663 shares issued and outstanding                                                          29,407

  Additional Paid-in Capital                                                                          40,998

  Deficit accumulated during the development stage                                                 (557,626)
                                                                             --------------------------------

Total Stockholders' Deficiency                                                                     (487,221)
                                                                             --------------------------------

Total Liabilities and Stockholders' Deficiency                                              $         63,854


          See Accompanying Notes to Consolidated Financial Statements

                                       F-2

                      Trust Licensing, Inc. and Subsidiary
                         (A Development Stage Company)
                     Consolidated Statements of Operations
                                                                                                           For the
                                                                                                         Period from
                                                                        Year ended                      July 19, 2001
                                                                       December 31,                    (Inception) to
                                                                 2004                2003             December 31, 2004
                                                          ---------------------------------------- ------------------------

Revenue                                                       $   -                $    -               $    -

                                                          ---------------------------------------- ------------------------
Operating Expenses

Payroll and contract services                                       369,543             -                    369,543

Professional fees                                                   258,686           162,667                477,733

Research and development                                             30,194             -                     30,194

Rent                                                                 19,255             -                     19,255
Depreciation                                                          9,398             7,178                 22,605

Costs of recapitalization                                           197,217             -                    197,217

General and administrative                                           66,442             2,890                 80,981
Impairment loss
                                                                         -              5,070                 61,265
                                                          ---------------------------------------- ------------------------

Total Operating Expenses                                            950,735           177,805               1,258,793
                                                          ---------------------------------------- ------------------------


Loss from Operations                                               (950,735)         (177,805)             (1,258,793)

Other Income (Expense)

Other income                                                        700,000              -                    705,000
Interest expense - related party
                                                                     (2,563)                                  (2,563)
Interest expense
                                                                     (1,270)             -                    (1,270)
                                                          ---------------------------------------- ------------------------

Total Other Income (Expense)                                        696,167              -                    701,167
                                                          ---------------------------------------- ------------------------

Net Loss                                                   $       (254,568)   $     (177,805)    $         (557,626)
                                                          ======================================== ========================

Net Loss Per Share  - Basic and Diluted                    $            -      $         -        $              -

Weighted average number of shares outstanding
  during the year - basic and diluted                             278,552,307         270,072,000              272,526,649
                                                          ======================================== ========================

          See Accompanying Notes to Consolidated Financial Statements

                                       F-3

                      Trust Licensing, Inc. and Subsidiary
                          (A Development Stage Company)
          Consolidated Statement of Changes in Stockholders' Deficiency
Years ended December 31, 2004 and 2003 and for the period from July 19, 2001 (inception) to December 31, 2004

                                  Common Stock
                        ---------------------------------
                                        Shares          Amount          Additional Paid-in       Deficit accumulated     Total
                                                                                               during the development
                                                                             Capital                   stage
                                    --------------------------------  ---------------------- --------------------------------------
Issuance to founders                   270,072,000        $  27,007            $    (7,007)    $          -           $  20,000

Net loss, 2001                                   -                -                       -        (47,059)            (47,059)
                                    --------------------------------  ---------------------- -----------------------------------

Balance, December 31, 2001             270,072,000           27,007                 (7,007)        (47,059)            (27,059)

Net loss, 2002                                   -                -                       -        (78,194)            (78,194)
                                    --------------------------------  ---------------------- -----------------------------------

Balance, December 31, 2002             270,072,000           27,007                 (7,007)       (125,253)           (105,253)

Net loss, 2003                                   -                -                       -       (177,805)           (177,805)
                                    --------------------------------  ---------------------- -----------------------------------

Balance, December 31, 2003             270,072,000           27,007                 (7,007)       (303,058)           (283,058)

Deemed issuance                         22,328,000            2,233                 (2,233)               -                   -

Recapitalization (net equity at reverse         -                -                     405               -                 405
merger date)

Shares issued in exchange for            1,666,663              167                  49,833               -              50,000
consulting fees

Net loss, 2004                                   -                -                       -       (254,568)           (254,568)

                                    --------------------------------  ---------------------- -----------------------------------
Balance, December 31, 2004             294,066,663        $  29,407              $   40,998    $   (557,626)        $  (487,221)
                                    ================================  ====================== ===================================

          See Accompanying Notes to Consolidated Financial Statements

                                       F-4

                      Trust Licensing, Inc. and Subsidiary
                         (A Development Stage Company)
                     Consolidated Statements of Cash Flows
                         Year Ended For the period from
                                                                                                   July 19, 2001
                                                                      December 31,                 (Inception) to
                                                                       2004            2003      December 31, 2004
                                                              -------------- ---------------   -----------------------
Cash Flows From Operating Activities:
Net Loss                                                         $(254,568)      $(177,805)           $     (557,626)
Adjustments to reconcile net loss to net cash
  used in operations:

Impairment loss - patent and trademark                                    -           5,070                    61,265

Depreciation                                                          9,398           7,178                    22,605

Stock issued for services                                            50,000               -                    50,000
Changes in operating assets and liabilities:

  Accounts payable                                                (114,477)         131,793                    26,146

  Accounts payable, related party                                    47,699               -                    47,699

  Accrued expenses                                                   10,645               -                    10,645

  Accrued compensation, officer                                     104,101               -                   104,101

  Accrued payroll taxes payable                                      17,276               -                    17,276

  Accrued interest payable, related party                             2,563               -                     2,563

  Accrued interest payable                                            1,270               -                     1,270
                                                              -------------- ---------------   -----------------------

Net Cash Used In Operating Activities                             (126,093)        (33,764)                 (214,056)
                                                              -------------- ---------------   -----------------------

Cash Flows From Investing Activities:

  Purchase of equipment                                            (11,576)         (7,566)                  (32,468)

  Patent and trademark cost disbursements                                 -         (5,070)                  (61,265)

  Cash acquired in recapitalization                                     405               -                       405

  Advance to related party                                         (20,000)               -                  (20,000)
                                                              -------------- ---------------   -----------------------

Net Cash Used In Investing Activities                              (31,171)        (12,636)                 (113,328)
                                                              -------------- ---------------   -----------------------

Cash Flows From Financing Activities:

  Proceeds from issuance of common stock                                  -               -                    20,000

  Proceeds from related party note                                  190,000               -                   190,000

  Proceeds from related party loans                                 110,000          36,000                   266,000

  Proceeds from line of credit                                      151,375               -                   151,375

  Repayments on related party loans                               (266,000)               -                 (266,000)
                                                              -------------- ---------------   -----------------------

Net Cash Provided By Financing Activities                           185,375          36,000                   361,375
                                                              -------------- ---------------   -----------------------
Net Increase (Decrease) in Cash
                                                                     28,111        (10,400)                    33,991


Cash at Beginning of Period                                           5,880          16,280                         -
                                                              -------------- ---------------   -----------------------

Cash at End of Period                                              $ 33,991        $  5,880            $       33,991
                                                              ============== ===============   =======================

Supplemental disclosure of cash flow information:
Cash paid for interest                                               $    -          $    -              $          -
                                                              ============== ===============   =======================
Cash paid for taxes                                                  $    -          $    -              $          -
                                                              ============== ===============   =======================

          See Accompanying Notes to Consolidated Financial Statements

                                       F-5

Trust Licensing, Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statemetns
December 31, 2004

Note 1   Nature of Operations and Summary of Significant Accounting Policies

         (A) Nature of Business

         Trust Licensing, LLC ("TLLLC") ("Company") was formed as a Florida limited liability corporation on July 19, 2001. On August 24, 2004, the
         Company entered into a transaction that was treated as a recapitalization with a publicly held shell known as New Mountaintop, Corporation ("NMC"). NMC was incorporated in Delaware on December 11,
         1989. On August 23, 2004, NMC formed a wholly owned subsidiary named
         Trust Licensing, Inc. ("TLI") (legal acquirer), a Florida Corporation, which TLLLC was merged into in a transaction treated as a recapitalization of TLLLC. (See Note 6(B) regarding recapitalization).

         The Company is a technology and intellectual property company that designs technology concepts with a wide range of potential commercial applications. Currently the Company owns one issued patent, #6,101,534
         ("#534 Patent") (see Notes 7 and 8(A)). The Company intends to license various technologies pursuant to the #534 Patent. The Company was originally formed to leverage an existing patent portfolio (both issued and applied for patents) and related intellectual property and technology. In addition to direct licensing royalty arrangements, it intends to enter into the Company has also enforced its rights pertaining to the patent #534 (see Note 8(A)).

         Activities during the development stage include acquisition of equity-based financing, acquisition of and creation of intellectual properties and certain research and development activities to improve current technological concepts.

         (B) Principles of Consolidation

         The consolidated financial statements include the accounts of Trust
         Licensing, Inc. f/k/a New Mountaintop Corporation, a Delaware corporation and its wholly owned subsidiary, Trust Licensing, LLC n/k/a
         Trust Licensing, Inc., a Florida corporation (collectively, the
         "Company"). All significant intercompany accounts and transactions have been eliminated in consolidation.

         (C) Use of Estimates

         In preparing financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the periods presented. Actual results may differ from these estimates.

         Significant estimates during 2004 and 2003 include depreciable lives on equipment, valuation of intangible assets and valuation allowance for deferred tax assets.

         (D) Cash and Cash Equivalents

         For the purpose of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

         (E) Concentrations

         The Company maintains its cash in bank deposit accounts, which, at times, exceed federally insured limits. As of December 31, 2004, the Company did not have any deposits in excess of federally insured limits. The Company has not experienced any losses in such accounts through December 31, 2004.

                                       F-6

Trust Licensing, Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statemetns
December 31, 2004

         (F) Equipment

         Equipment is stated at cost, less accumulated depreciation.
         Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided using the 200% double declining balance method over the estimated useful lives of the assets, which is five years.

         (G) Long-Lived Assets

         The Company reviews long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the undiscounted future cash flows of the long-lived assets are less that the carrying amount, their carrying amount is reduced to fair value and an impairment loss is recognized. During the years ended December 31, 2004 and 2003, and for the period from July 19, 2001 (inception) to December 31, 2004, the
         Company recognized an impairment loss of $0, $5,070 and $61,265, respectively. The impairment losses are related to previously capitalized amounts relating to the #534 Patent. (See Notes 2, 7 and 8(A))

         (H) Revenue Recognition

         The Company follows the guidance of the Securities and Exchange
         Commission's Staff Accounting Bulletin No. 104 for revenue recognition.
         In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

         (i)      Royalty Revenue

                  The Company intends to generate and collect periodic royalty revenue in connection with licensing agreements associated with its intellectual property. Royalty revenue is recognized as it is earned. The Company did not recognize any royalty revenue for the years ended December 31, 2004 and 2003, or for the period from July 19, 2001 (inception) to December 31,
                  2004, respectively.

         (ii)     Licensing Revenue

                  The Company recognizes income from licensing of patents ratably over the lesser of the economic or legal life of any granted licenses. The Company did not recognize any licensing revenue for the years ended December 31, 2004 and 2003, or for the period from July 19, 2001 (inception) to December 31,
                  2004, respectively.

         (iii)    Other

                  The Company recognizes other income from patent infringement claims when the claim is settled, whether by negotiation or litigation. The Company recognized other income of $700,000 for the year ended December 31, 2004. (See Note 8(A) and below)

         During the year ended December 31, 2002, the Company recognized $5,000 as a component of other income. The source of this income came from what resulted in a settlement between the Company and an unrelated third party relating to the #534 Patent. There were no continuing commitments in connection with this settlement.

                                       F-7

Trust Licensing, Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statemetns
December 31, 2004

         (I) Net Loss Per Share

         In accordance with Statement of Financial Accounting Standards No. 128,
         "Earnings per Share", basic earnings per share is computed by dividing the net income (loss) less preferred dividends for the period by the weighted average number of shares outstanding. Diluted earnings per share is computed by dividing net income (loss) less preferred dividends by the weighted average number of shares outstanding including the effect of share equivalents. At December 31, 2004 and 2003, and for the period from July 19, 2001 (inception) to December 31,
         2004, there were no common share equivalents, which could potentially dilute future earnings per unit.

         (J) Research and Development Costs

         In 2004, the Company disbursed $30,194 in connection with the maintenance of patent #534. Pursuant to SFAS No. 2, "Research and
         Development Costs" ("SFAS 2"), these disbursements should be expensed as incurred. Research and development expense was $30,194, $0 and $30,194 for the years ended December 31, 2004, 2003 and for the period from July 19, 2001 (inception) to December 31, 2004, respectively.

         (K) Income Taxes

         For the period from July 19, 2001 (inception) to August 24, 2004, TLLLC was taxed as a partnership and was not subject to federal and state income taxes; accordingly, no provision had been made.

         On August 24, 2004, effective with the reverse triangular merger and the change in legal entity from a limited liability corporation to a C-Corporation, the Company accounts for income taxes under the Financial Accounting Standards No. 109 "Accounting for Income Taxes"
         ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.
         Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under
         Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period, which includes the enactment date. (See Note 10)

         (L) New Accounting Pronouncements

         Statement No. 144 "Accounting for the Impairment or Disposal of
         Long-Lived Assets" supercedes Statement No. 121 "Accounting for the
         Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). Though it retains the basic requirements of SFAS 121 regarding when and how to measure an impairment loss, SFAS 144 provides additional implementation guidance. SFAS 144 excludes goodwill and intangibles not being amortized among other exclusions. SFAS 144 also supercedes the provisions of APB 30, "Reporting the Results of Operations," pertaining to discontinued operations. Separate reporting of a discontinued operation is still required, but SFAS 144 expands the presentation to include a component of an entity, rather than strictly a business segment as defined in SFAS 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS 144 also eliminates the current exemption to consolidation when control over a subsidiary is likely to be temporary. This statement is effective for all fiscal years beginning after December 15, 2001. The adoption of SFAS 144 had a material effect on the Company's financial position, results of operations and liquidity due to the Company reporting impairment charges relating to a contributed patent (see Notes 2, and 7) of $0, $5,070 and $61,265, respectively, for the years ended December 31, 2004 and 2003, and for the period from July 19, 2001 (inception) to December
         31, 2004, respectively.

                                       F-8

Trust Licensing, Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statemetns
December 31, 2004

         In January 2003, the FASB issued FASB Interpretation No. 46,
         "Consolidation of Variable Interest Entities" ("FIN 46"), as amended by
         FIN46(R), which represents an interpretation of Accounting Research
         Bulletin No. 51 ("ARB 51"), "Consolidated Financial Statements". ARB 51 requires that a Company's financial statements include subsidiaries in which the Company has a controlling financial interest. That requirement usually has been applied to subsidiaries in which the Company has a majority voting interest. However, the voting interest approach is not effective in identifying controlling financial interests in entities (referred to as "variable interest entities") that are not controllable through voting interests or in which the equity investors do not bear the residual economic risks. FIN 46 provides guidance on identifying variable interest entities and on assessing whether a Company's investment in a variable interest entity requires consolidation thereof. As amended by FIN 46(R), this interpretation is effective by the end of the first reporting period ending after December 15, 2003 for small business issuers that have special purpose entities and after December 15, 2004 for all other types of variable interest entities. The adoption of FIN 46 did not have a material impact on the Company's consolidated financial position, results of operations, or liquidity.

         In December 2004, the FASB issued SFAS 153 "Exchanges of Non-monetary
         Assets" - an amendment of APB Opinion No. 29. This Statement amended
         APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance.
         A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of this Standard is not expected to have any material impact on the Company's consolidated financial position, results of operations or cash flows.

         In December, 2004, the FASB issued SFAS 123 (revised 2004) "Share-Based
         Payment". This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The
         Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123
         "Accounting for Stock-Based Compensation" and supersedes APB Opinion
         No. 25 "Accounting for Stock Issued to Employees". The provisions of this Statement will be effective for the Company beginning with its fiscal year ending 2005. The Company is currently evaluating the impact this new Standard will have on its consolidated financial position, results of operations or cash flows.

         (M) Reclassifications

         Certain amounts in the year 2003 consolidated financial statements have been reclassified to conform to the year 2004 consolidated presentation.

Note 2   Patent

Prior to the formation of TLLLC (July 19, 2001), the individual who is the primary beneficiary of Irrevocable Trust Agreement Number I ("Trust I") (see below) had created, maintained and enhanced the #534 Patent. Pursuant to Staff
Accounting Bulletin Topic 5(G), "Transfers of Nonmonetary Assets by Promoters or
Shareholders", the patent was contributed to the Company at its historical cost basis of $0 as determined under generally accepted accounting principles. (See
Notes 7 and 8(A))

On August 13, 2001, the patent was validly assigned from the individual/promoter to Trust I and then simultaneously assigned from Trust I to TLLLC. Subsequently, all costs incurred and paid by the Company were initially capitalized. Pursuant to SFAS No. 144, management is unable to predict positive future cash flows that can be generated from patent #534 and could not assess a non-zero fair value of the patent. Pursuant to SFAS No. 144, as discussed above, all costs were considered non-recoverable and the Company charged the statement of operations for the related impairment loss.

                                       F-9

Trust Licensing, Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statemetns
December 31, 2004

The impairment losses are as follows:

July 19, 2001 (inception) to December 31, 2001                $  17,014
Year ended December 31, 2002                                     39,181
Year ended December 31, 2003                                      5,070
Year ended December 31, 2004                                         -
                                                              ------------
Total impairment loss                                         $  61,265
                                                               =========

Note 3   Loans Receivable and Payable, Related Parties

Prior to the merger the Company's sole member and 100% owner was Trust III. The primary beneficiary of Trust III is the Company's Founder. Since July 19, 2001
(Inception) and from time to time, Trust III has advanced working capital to the Company. Total advances prior to the merger were as follows:

July 19, 2001 (inception) to December 31, 2001                $  20,000
Year ended December 31, 2002                                    100,000
Year ended December 31, 2003                                      29,000
Year ended December 31, 2004                                    110,000
                                                              ---------

Total advances from Trust III                                 $259,000
                                                              ========

In addition to the above advances, a separate Trust directly related to the Company's Founder also advanced working capital of $7,000 during the year ended
December 31, 2002.

All $266,000 of these advances were repaid in full on June 7, 2004.  (See Note 7)

An additional $20,000 was advanced to Trust III on June 7, 2004. At December 31,
2004, the $20,000 has been recorded on the balance sheet as Due from a related party. (See Note 7). This amount has been repaid to the Company in full as of February 22, 2005.

All loans to and from Trust III are non-interest bearing, unsecured and due on demand.

Note 4 Note Payable, Related Parties and Accrued Interest Payable, Related Party

On August 24, 2004, the Company issued a note payable for $165,000 to Trust III for a term of nine months bearing interest at the annual rate of 4%. The borrowing was unsecured. The Company used these funds in connection with the reverse triangular merger in order to acquire NMC (a public shell) (see Notes
6(B) and 7). During the year ended December 31, 2004, the entire $165,000 was charged to operations as costs of recapitalization. Of the $165,000 borrowed, $135,000 was paid to NMC's former sole officer and director to acquire NMC and the remaining $30,000 represented a finder's fee paid to an unrelated third party who arranged for the transaction.

On October 8, 2004, the Company issued a note payable for $25,000 to Trust III for a term of nine months bearing interest at the annual rate of 4%. The borrowing was unsecured. (See Note 7)

Total notes payable, related party aggregated $190,000 at December 31, 2004.

At December 31, 2004, the Company had accrued interest payable with a related party for $2,563.

See Notes 6(B) and 7.

                                       F-10

Trust Licensing, Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statemetns
December 31, 2004

Note 5   Line of Credit

On October 6, 2004, the Company entered into a revolving line of credit as evidenced by a promissory note. Pursuant to the terms of the promissory note, the Company may borrow up to $250,000. The interest rate is variable and can adjust on a daily basis to the Wall Street Journal Prime Rate. This rate plus
1.5% will be the amount of the variable interest rate. On the date in which the promissory note was executed, the Company's initial rate was 6.25%. The note is unsecured. The debt is being guaranteed by an entity controlled by the Company's
Chairman. At December 31, 2004, the Company had drawn down $151,375 on the line of credit and accrued a liability for $151,375.

At December 31, 2004, the Company had accrued interest payable of $1,270.

See Note 11 for additional draw down.

Note 6   Stockholders' Deficiency

(A)      Stock issuances

     On or about July 19, 2001 (Inception), the Company sold 100 units for
     $20,000 to Trust III. (See Note 7) On August 24, 2004, the Company issued
     1,666,663 shares of its common stock having a fair value of $0.03 per share aggregating $50,000 in exchange for consulting services rendered. The fair value of the stock was based on a mutual understanding between the Company and the service provider based on the value of the services provided. There have been no recent cash offerings in which to base the fair value per share. In addition, the stock was not publicly traded as of December 31, 2004.

(B)      Recapitalization

     On August 24, 2004 (the "recapitalization date"), the Company was acquired by an inactive publicly held Delaware corporation in a transaction accounted for as a reverse triangular merger and recapitalization of the Company. The members/stockholders of the Company received 270,072,000 common shares of the publicly held company or approximately 93% of the total outstanding voting common stock just subsequent to the reverse triangular merger and after giving effect to a 1:10 reverse common stock split of the Delaware Corporation prior to the reverse triangular merger.
     The shares of common stock were issued to the members of TLLLC as follows;
     Trust III, the sole member of TLLLC prior to the recapitalization received
     195,054,000 shares, the Company's President and CEO received 65,018,000 shares and the Company's Executive Vice President and Secretary received
     10,000,000 shares. As part of the reverse triangular merger, NMC redeemed
     2,000,000 (post-split) shares of its common stock from its sole director and former principal shareholder for cash consideration paid to the former principal stockholder of NMC totaling $135,000. The 2,000,000 shares were cancelled, retired and available for future reissuance. Immediately prior to the closing, Trust Licensing, LLC borrowed $165,000 from Trust III, a related party, (See Notes 4 and 7). The entire $165,000 was charged to operations as a cost of recapitalization.

     In addition to the $165,000 paid for the public shell, the Company incurred and paid an additional $32,217 (see Note 7) for certain related legal and other professional fees associated with the recapitalization. For the year ended December 31, 2004, the Company charged the statement of operations for $197,217 as total costs of recapitalization.

     As a result of the above recapitalization, the original shareholders of the publicly held shell are deemed to have been issued 22,328,000 common shares of the Company. All share and per share information in the accompanying consolidated financial statements has been retroactively restated to reflect the recapitalization.

     The Company's financial statements just after the transaction consist of the assets and liabilities of both entities at historical cost, the historical operations of the Company (TLLLC), and the operations of the publicly held corporation from the recapitalization date.

                                       F-11

Trust Licensing, Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statemetns
December 31, 2004

     (C) Corporate Name Change

     On September 15, 2004, the Company changed its name from New Mountaintop
     Corporation to Trust Licensing, Inc.

Note 7   Related Parties

On July 19, 2001  (inception),  the Company  sold 100 units for $20,000 to Trust
III. (See Note 3)

On August 13, 2001, the patent was validly assigned from the individual/promoter to Trust I and simultaneously assigned from Trust I to TLLLC. Effective August
24, 2004, the patent is owned by Trust Licensing, Inc. as a result of the reverse triangular merger. (See Note 2)

During the period  from July 19, 2001  (inception)  to December  31,  2004,  the
Company  received working capital from related parties  totaling  $266,000.  The
Company also repaid the entire $266,000 on June 7, 2004. (See Note 3)

During the year ended December 31, 2004, the Company advanced Trust III $20,000.
(See Note 3)

On August 24, 2004 and October 8, 2004, the Company issued notes payable for
$165,000 and $25,000 respectively. In connection with these notes, the Company recorded $2,563 of interest expense (See Note 4)

During 2004, the Company engaged a law firm whose counsel is the father of the Company's President. The Company had total expenses in 2004 of $46,399 for legal fees to this related party. Of the total, $14,182 was for legal fees subsequent to the reverse merger and $32,217 was for legal fees associated with the direct costs of recapitalization. (See Note 6(B)).

During 2004, we paid approximately $6,500 for professional services rendered to our acting Chief Financial Officer. At December 31, 2004, $4,500 remains payable. The acting Chief Financial Officer is also the trustee of Trust III.

Note 8   Commitments and Contingencies

(A)      Litigation Settlement - Other Income

     During 2003, the Company filed suit in the United States District Court of the Southern District of Florida against an unrelated third-party for, among other things, infringement of the '534 Patent (Case No. 03-20672). A subsequent related civil action was initiated by the third party against the Company in the Superior Court of California, County of Santa Clara for, among other things, breach of contract (Case No. 103-009764). The settlement was finalized on May 5, 2004 and paid on June 4, 2004 under the following terms:

            1.    The third party paid to the Company's escrow agent $700,000.
                  Of the total, the Company was remitted $475,000. The remaining
                  $225,000 was paid to settle accrued legal fees in connection with this lawsuit and is reflected in professional fees in the accompanying consolidated financial statements.
            2. The Company granted to the third party a certain non-exclusive, non-transferable, worldwide, fully paid up right and license under the #534 Patent.

     The $700,000 was recorded as other income during the year ended December
31, 2004.

                                       F-12

Trust Licensing, Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statemetns
December 31, 2004

(B)      Employment Agreements

     On August 23, 2004, the Company entered into the following employment agreements:

1. Chairman of the Board
a. Term is from August 23, 2004 to August 23, 2006. b. Salary will be $175,000 per year

2. President and CEO
a. Term is from August 23, 2004 to August 23, 2006. b. Salary will be $175,000 per year

3. Executive Vice President
a. Term is from August 23, 2004 to August 23, 2006. b. Salary will be $132,000 per year

     At December 31, 2004, the Company accrued $104,101 in connection with these employment agreements.

(C)      Consulting Agreement

     On August 23, 2004, the Company entered into a consulting agreement with the former sole officer and director of NMC. Under the terms of the agreement, the consultant will provide certain financial consulting services. The term of the agreement is from August 23, 2004 to August 23, 2006. The consultant will receive $2,500 per month as compensation. All accrued fees shall be immediately payable to the consultant upon receiving net cash financing proceeds of at least $500,000. At December 31, 2004, the Company accrued $10,645 in connection with this consulting agreement.

Note 9 Going Concern

As reflected in the accompanying consolidated financial statements, the Company has a net loss of $254,568 and net cash used in operations of $126,093, respectively for the year ended December 31, 2004 and a working capital deficiency of $497,084, deficit accumulated during the development stage of $557,626 and a stockholders' deficiency of $487,221 at December 31, 2004. The
Company has no operating revenues. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan, raise capital, and generate revenues from the licensing of the #534 Patent. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company is currently a development stage company and its continued existence is dependent upon the Company's ability to resolve its liquidity problems, principally by obtaining additional debt financing and/or equity capital. In May
2004, the Company received net proceeds of $475,000 from the settlement of a lawsuit (see note 8(A)). The settlement of the lawsuit provided the Company operating capital but due to other commitments pertaining to employment agreements (see note 8(B)) and future cash requirements to implement the business plan, there remains doubt about the Company's ability to continue as a going concern. The Company has yet to generate an internal cash flow, and until licensing activities commence, the Company is very dependent upon debt and equity funding.

Note 10 Income Taxes

There was no income tax expense for the years ended December 31, 2004 and 2003 due to the Company's net losses and utilization of net operating loss carryforwards. Additionally, during the period from July 19, 2001 (inception) to August 23, 2004, the Company was taxed as a partnership and was not subject to federal and state income taxes; accordingly, no provision had been made.

                                       F-13

Trust Licensing, Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statemetns
December 31, 2004

The Company's tax expense differs from the "expected" tax expense for the year ended December 31, 2004, (computed by applying the Federal Corporate tax rate of 34% to loss before taxes), as follows:

                                                2004                    2003
                                           --------------------    -----------
Computed "expected" tax expense (benefit)   (86,553)               $     -

Change in valuation allowance
                                             86,553                      -
                                          --------------------    -------------
                                               -                         -
                                          ====================    =============

The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 2004 are as follows:

Deferred tax assets:
Net operating loss carryforward                                  (86,553)
                                                        ----------------------
Total gross deferred tax assets                                  (86,553)
Less valuation allowance                                          86,553
                                                        ----------------------
Net deferred tax assets                                               -
                                                        ======================

The Company has a net operating loss carryforward of approximately $254,568 available to offset future taxable income expiring 2024. Utilization of this loss may be limited due to a change in control, which occurred on August 24, 2004 (See Note 1 (A)).

The valuation allowance at December 31, 2003 was $0. The net change in valuation allowance during the year ended December 31, 2004 was an increase of $86,553.

Note 11 Subsequent Events

On January 12, 2005, the Company adopted the Trust Licensing Equity Incentive
Plan ("The Plan"). Pursuant to the Plan, the following terms exist:

(i)      Number of Shares Available

         The Company may issue up to 50,000,000 shares of its common stock.

(ii)     Individual Award Limitation

         The maximum number of Shares granted hereunder to any one participant may not exceed twenty percent (20%) of the total shares subject to the Plan.

(iii)    Eligibility

         Incentive stock options ("ISO") may be granted only to employees
         (including officers and directors) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants and advisors of the Company or any Parent, Subsidiary or Affiliate of the Company, provided such consultants and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.
         A person may be granted more than one Award under the Plan.

                                       F-14

Trust Licensing, Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statemetns
December 31, 2004

(iv)     Options

         Each Option granted under the Plan shall be evidenced by an Award
         Agreement which shall expressly identify the Option as an ISO or Non-qualified stock option ("NQSO") ("Stock Option Agreement"), and be in such form and contain such provisions (which need not be the same for each Participant) as the Committee shall from time to time approve, and which shall comply with and be subject to the terms and conditions of the Plan.

(v)      Exercise Period

         Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement;
         provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, and provided further that no Option granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company ("Ten Percent Shareholder") shall be exercisable after the expiration of five (5) years from the date the Option is granted. The Committee also may provide for the Options to become exercisable at one time or from time to time, periodically or otherwise, in such number or percentage as the Committee determines.

(vi)     Exercise Price

         The Exercise Price shall be determined by the Committee when the Option is granted and may be not less than the par value of a Share on the date of grant provided that: (i) the Exercise Price of an ISO shall be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant; (ii) the Exercise Price of any ISO granted to a Ten Percent Shareholder shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant; and (iii) the Exercise Price of any option granted that the Committee intends to qualify under Section 162(m) of the Code, shall not be less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant.

a.       Limitations on ISO's

         The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISO's are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Affiliate, Parent or Subsidiary of the Company) shall not exceed One Hundred
         Thousand Dollars ($100,000). If the Fair Market Value of Shares on the date of grant with respect to which ISO's are exercisable for the first time by a Participant during any calendar year exceeds One Hundred
         Thousand Dollars ($100,000), the Options for the first One Hundred
         Thousand Dollars ($100,000) worth of Shares to become exercisable in such calendar year shall be ISO's and the Options for the amount in excess of One Hundred Thousand Dollars ($100,000) that become exercisable in that calendar year shall be NQSO's. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of the Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISO's, such different limit shall be automatically incorporated herein and shall apply to any Options granted after the effective date of such amendment.

During the period between January 1, 2005 and February 22, 2005, the Comapny elected to draw down substantially all of the remaining balance on its $250,000 line of credit. (See Note 5)

                                       F-15

Trust Licensing, Inc. and Subsidiary
(A Development Stage Company)
Notes to Consolidated Financial Statemetns
December 31, 2004

On February 22, 2005, Irrevocable Trust Agreement Number III paid the Company
$20,000 to repay amounts previously owed to the Comapny and included on the Company's financial statemetns as "Due From Related Party." As of February 22,
2005, no amounts are currently owed to the Company from Irrevocable Trust
Agreement Number III or any other related or affilated party.



                      Trust Licensing, Inc. and Subsidiary
                          (A Development Stage Company)
                           Consolidated Balance Sheet
                                 March 31, 2005
                                 ---------------
                                   (Unaudited)

                                     ASSETS
Current Assets
  Cash                                                                $     3,158
  Prepaid Expenses                                                          8,223
---------------------------------------------------------------------------------
Total Current Assets                                                       11,381
---------------------------------------------------------------------------------

Office equipment, net of $27,222 accumulated depreciation                   6,031
---------------------------------------------------------------------------------

Total Assets                                                          $    17,412
------------------------------------------------------------------------=========

                      LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities
  Accounts payable                                                    $    35,224
  Accounts payable, related party                                          94,139
  Accrued expenses                                                         20,577
  Accrued compensation, officers                                          150,267
  Accrued payroll taxes payable                                            17,276
  Note payable, related party                                             220,000
  Accrued interest payable, related party                                   4,490
  Accrued interest payable                                                  1,503
---------------------------------------------------------------------------------
Total Current Liabilities                                                 543,476
---------------------------------------------------------------------------------

Long Term Liabilities
  Line of credit                                                          248,375
---------------------------------------------------------------------------------
Total Liabilities                                                         791,851
---------------------------------------------------------------------------------
Commitments and Contingencies (See Note 8)

Stockholders' Deficiency
  Common stock,  $0.0001 par value; 500,000,000 shares authorized,
    294,066,663 shares issued and outstanding                              29,407
  Additional Paid-in Capital                                               44,964
  Deficit accumulated during the development stage                       (848,810)
----------------------------------------------------------------------------------
Total Stockholders' Deficiency                                           (774,439)
----------------------------------------------------------------------------------
Total Liabilities and Stockholders' Deficiency                        $    17,412
------------------------------------------------------------------------==========

     See accompanying notes to unaudited consolidated financial statements.

                                      F-16

                                                            Trust Licensing, Inc. and Subsidiary
                                                               (A Development Stage Company)
                                                           Consolidated Statements of Operations
                                                           --------------------------------------
                                                                          (Unaudited)

                                                                                        For the
                                                                                      Period from
                                                        Three Months Ended           July 19, 2001
                                                             March 31                (Inception) to
                                                       2005           2004           March 31, 2005
                                                   -------------  -------------- -----------------------

Revenue                                                     $ -             $ -                     $ -
                                                   -------------  -------------- -----------------------

Operating Expenses
Payroll, contract services and stock based compensation 149,601          10,846                 519,144
Professional fees                                        63,685               -                 541,418
Research and development                                 12,123               -                  42,317
Rent                                                      6,825           1,551                  26,080
Depreciation                                              4,617           2,142                  27,222
Costs of recapitalization                                     -               -                 197,217
General and administrative                               49,224           6,471                 130,205
Impairment loss                                               -           1,287                  61,265
                                                   -------------  -------------- -----------------------

Total Operating Expenses                                286,075          22,297               1,544,868
                                                   -------------  -------------- -----------------------


Loss from Operations                                   (286,075)        (22,297)             (1,544,868)

Other Income (Expense)
Other income                                                  -               -                 705,000
Interest expense                                         (5,109)              -                  (8,942)
                                                   -------------  -------------- -----------------------

Total Other Income (Expense), net                        (5,109)              -                 696,058
                                                   -------------  -------------- -----------------------

Net Loss                                             $ (291,184)      $ (22,297)             $ (848,810)
                                                   =============  ============== =======================

Net Loss Per Share  - Basic and Diluted                    0.00            0.00                    0.00
                                                   =============  ============== =======================


Weighted average number of shares outstanding
  during the period - basic and diluted             294,066,663     270,072,000             273,961,587
                                                   =============  ============== =======================


     See accompanying notes to unaudited consolidated financial statements.

                                      F-17

                                                      Trust Licensing, Inc. and Subsidiary
                                                          (A Development Stage Company)
                                                       Consolidated Statements of Cash Flows
                                                       -------------------------------------
                                                                   (Unaudited)

                                                                                 For the
                                                                               Period from
                                                          Three Months Ended   July 19, 2001
                                                              March 31        (Inception) to
                                                           2005       2004    March 31, 2005
                                                         ---------- --------- ---------------

Cash Flows From Operating Activities:
Net Loss                                                 $(291,184) $(22,297)     $ (848,810)
Adjustments to reconcile net loss to net cash
  used in operations:
Impairment loss - patent and trademark                           -         -          61,265
Depreciation                                                 4,617     2,142          27,222
Stock issued for services                                        -         -          50,000
Stock options granted                                        3,966         -           3,966

Changes in operating assets and liabilities:

  (Increase) Decrease

  Prepaid Expenses                                          (8,224)        -          (8,224)

  Increase (Decrease)

  Accounts payable                                           9,077  (140,623)         35,223
  Accounts payable, related party                           46,440         -          94,139
  Accrued expenses                                           9,932    80,444          20,577
  Accrued compensation, officers                            46,166         -         150,267
  Accrued payroll taxes payable                                  -     1,847          17,276
  Accrued interest payable, related party                    1,927         -           2,797
  Accrued interest payable                                     234         -           3,197
                                                         ---------- --------- ---------------
Net Cash Used In Operating Activities                     (177,049)  (78,487)       (391,105)
                                                         ---------- --------- ---------------

Cash Flows From Investing Activities:
  Purchase of equipment                                       (784)   (4,419)        (33,252)
  Patent and trademark cost disbursements                        -         -         (61,265)
  Cash acquired in recapitalization                              -         -             405
  Advance from related party                                     -         -          20,000
  Loan repayment received from related party                20,000         -         (20,000)
                                                         ---------- --------- ---------------

Net Cash Used Provided By (Used In) Investing Activities    19,216    (4,419)        (94,112)
                                                         ---------- --------- ---------------

Cash Flows From Financing Activities:
  Proceeds from issuance of common stock                         -         -          20,000
  Proceeds from related party notes                         30,000         -         220,000
  Proceeds from related party loans                              -         -               -
  Proceeds from line of credit                              97,000         -         248,375
  Proceeds from related party loans                              -    80,000         266,000
  Repayments of related party loans                              -         -        (266,000)
                                                         ---------- --------- ---------------
Net Cash Provided By Financing Activities                  127,000    80,000         488,375
                                                         ---------- --------- ---------------

Net Increase (Decrease) in Cash                            (30,833)   (2,906)          3,158

Cash at Beginning of Period                                 33,991     5,880               -
                                                         ---------- --------- ---------------

Cash at End of Period                                      $ 3,158    $2,974         $ 3,158
                                                         ========== ========= ===============

Supplemental disclosure of cash flow information:

Cash paid for interest                                         $ -       $ -             $ -
                                                         ========== ========= ===============

Cash paid for taxes                                            $ -       $ -             $ -
                                                         ========== ========= ===============


     See accompanying notes to unaudited consolidated financial statements

                                       F-18


ITEM 1            FINANCIAL STATEMENTS


Note 1            Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of consolidated financial position and results of operations.

It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair consolidated financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

For further information, refer to the audited consolidated financial statements and footnotes of the Company for the year ending December 31, 2004 included in the Company's Form 10-KSB.

Note 2   Nature of Operations and Summary of Significant Accounting Policies
         ------------------------------------------------------------------

(A)      Nature of Business

Trust Licensing, LLC ("TLLLC") was formed as a Florida limited liability corporation on July 19, 2001. On August 24, 2004, the Company entered into a transaction that was treated as a recapitalization with a publicly held shell known as New Mountaintop Corporation ("NMC"). NMC was incorporated in Delaware on December 11, 1989. On August 23, 2004, NMC formed a wholly owned subsidiary named Trust Licensing, Inc. ("TLI") (legal acquirer), a Florida corporation, which TLLLC was merged into in a transaction treated as a recapitalization of TLLLC. (See Note 7(B) regarding recapitalization). For purposes of clarity, the consolidated entity consisting of the parent, Trust Licensing, Inc. (f/k/a NMC), and the wholly owned subsidiary, TLI, are hereafter collectively referred to as the "Company."

The Company is a technology and intellectual property company that designs technology concepts with a wide range of potential commercial applications.
Currently the Company owns one issued patent, #6,101,534 ("#534 Patent") (see
Notes 3, 8 and 9(A)). The Company intends to license various technologies pursuant to the #534 Patent. The Company was originally formed to leverage an existing patent portfolio (both issued and applied for patents) and related intellectual property and technology. In addition to direct licensing royalty arrangements it intends to enter into, the Company has also enforced its rights pertaining to the patent #534.

Activities during the development stage include acquisition of equity-based financing, acquisition of and creation of intellectual properties and certain research and development activities to improve current technological concepts.

(B)      Principles of Consolidation

The consolidated financial statements include the accounts of Trust Licensing, Inc. (f/k/a New Mountaintop Corporation), a Delaware corporation, and its wholly owned subsidiary, Trust Licensing, Inc., a Florida corporation
(successor-by-merger to Trust Licensing, LLC). As previously noted, these entities are hereafter collectively referred to as the "Company." All significant intercompany accounts and transactions have been eliminated in consolidation.

(C)      Long-Lived Assets

The Company reviews long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the


                                        F-19

carrying amounts may not be recoverable. If the undiscounted future cash flows of the long-lived assets are less that the carrying amount, their carrying amount is reduced to fair value and an impairment loss is recognized. During the three months ended March 31, 2005 and 2004, and for the period from July 19, 2001 (inception) to March 31, 2005, the Company recognized an impairment loss of $ 0, $ 1,287, and $61,265, respectively. The impairment losses are related to previously capitalized amounts relating to the #534 Patent. (See Notes 3, 8 and 9(A)).

(D)      Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission's
Staff Accounting Bulletin No. 104 for revenue recognition. In general, the
Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.
The following policies reflect specific criteria for the various revenues streams of the Company:

The Company intends to generate and collect periodic royalty revenue in connection with licensing agreements associated with its intellectual property.
Royalty revenue is recognized as it is earned. The Company did not recognize any royalty revenue for the three months ended March 31, 2005 or 2004 or for the period from July 19, 2001 (inception) to March 31, 2005, respectively.

The Company recognizes income from licensing of patents ratably over the lesser of the economic or legal life of any granted licenses. The Company did not recognize any licensing revenue for the three months ended March 31, 2005, the three months ended March 31, 2004, or for the period from July 19, 2001
(inception) to March 31, 2005.

The Company recognizes "other income" from patent infringement claims when the claim is settled, whether by negotiation or litigation. The Company recognized no "other income" for the three months ended March 31, 2005 or 2004, or for the period from July 19, 2001 (inception) to March 31, 2005. (See Note 9(A) and below).

During the year ended December 31, 2002, the Company recognized $5,000 as a component of "other income". The source of this income came from what resulted in a settlement between the Company and an unrelated third party relating to the #534 Patent. There were no continuing commitments in connection with this settlement. During the year ended December 31, 2004, $700,000 was recognized from a patent infringement claim. (See Note (9(A))

(E)      Net Loss Per Share

In accordance with Statement of Financial Accounting Standards No. 128,
"Earnings per Share", basic earnings per share is computed by dividing the net income (loss) less preferred dividends for the period by the weighted average number of shares outstanding. Diluted earnings per share is computed by dividing net income (loss) less preferred dividends by the weighted average number of shares outstanding including the effect of share equivalents. At March 31, 2005 there were 2,000,000 employee options outstanding ("Issued Options") that could potentially dilute future earnings per share (See Note 7(D)). For the three months ended March 31, 2004 there were no common share equivalents. For the period from July 19, 2001 (inception) to March 31, 2005, the 2,000,000 Issued
Options represented the only common share equivalents which could potentially dilute future earnings per share.

(F)  Stock Based Compensation
The Company follows the fair value method under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based
Compensation," in accounting for stock- based transactions with employees and non-employees.


                                        F-20

In December 2002, SFAS No. 148, "Accounting for Stock-Based Compensation -
Transition and Disclosure," was issued. This pronouncement amends SFAS No. 123,
"Accounting for Stock-Based Compensation," and provides guidance to companies that wish to voluntarily change to the fair value based method of accounting for stock-based employee compensation, among other provisions. The Company has historically accounted for, and will continue to account for, its employee stock-based compensation under the fair value based method provisions of SFAS
No. 123, and therefore the issuance of SFAS No. 148 did not have any impact on the Company's consolidated financial position, results of operations or cash flows.
(G)      New Accounting Pronouncements

Statement No. 144 "Accounting for the Impairment or Disposal of Long-Lived
Assets" supercedes Statement No. 121 "Accounting for the Impairment of
Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121").
Though it retains the basic requirements of SFAS 121 regarding when and how to measure an impairment loss, SFAS 144 provides additional implementation guidance. SFAS 144 excludes goodwill and intangibles not being amortized among other exclusions. SFAS 144 also supercedes the provisions of APB 30, "Reporting the Results of Operations," pertaining to discontinued operations. Separate reporting of a discontinued operation is still required, but SFAS 144 expands the presentation to include a component of an entity, rather than strictly a business segment as defined in SFAS 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS 144 also eliminates the current exemption to consolidation when control over a subsidiary is likely to be temporary. This statement is effective for all fiscal years beginning after December 15, 2001. The adoption of SFAS 144 had a material effect on the Company's financial position, results of operations and liquidity due to the Company reporting impairment charges relating to a contributed patent (see Notes
3 and 8) of $ 0, $ 1,287, and $ 61,265 respectively for the three months ended
March 31, 2005, 2004, and for the period from July 19, 2001 (inception) to March
31, 2005.

In December 2004, the FASB issued SFAS 153 "Exchanges of Non-monetary Assets" - an amendment of APB Opinion No. 29. This Statement amended APB Opinion 29 to eliminate the exception for non- monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of this Standard is not expected to have any material impact on the Company's consolidated financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS No. 123 ("SFAS 123") (revised 2004)
"Share-Based Payment". This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees.
The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non- employees in share-based payment transactions. The Statement replaces SFAS 123 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for
Stock Issued to Employees". The provisions of this Statement will be effective for the Company beginning with its fiscal year ending 2005. The has adopted the provisions of SFAS No. 123.

(H)         Research and Development Costs

In 2004, the Company disbursed $9,194 in connection with the maintenance of patent #534. Pursuant to SFAS No. 2, "Research and Development Costs" ("SFAS
2"), these disbursements should be expensed as incurred. Research and development expense was $ 12,123 for the three months ended March 31, 2005, $0 for the three months ended March 31, 2004, and $ 42,317 for the period from July
19, 2001 (inception) to March 31, 2005.



                                        F-21

Note 3                 Patent

Prior to the formation of TLLLC (July 19, 2001), the individual who is the primary beneficiary of Irrevocable Trust Agreement Number I ("Trust I") (see below) had created, maintained and enhanced the #534 Patent. Pursuant to Staff
Accounting Bulletin Topic 5(G), "Transfers of Nonmonetary Assets by Promoters or
Shareholders", the patent was contributed to the Company at its historical cost basis of $0 as determined under generally accepted accounting principles.

On August 13, 2001, the patent was validly assigned from the individual/promoter to Trust I and then simultaneously assigned from Trust I to TLLLC. Subsequently, all costs incurred and paid by the Company were initially capitalized. Pursuant to SFAS No. 144, management is unable to predict positive future cash flows that can be generated from patent #534 and could not assess a non-zero fair value of the patent. Pursuant to SFAS No. 144, as discussed above, all costs were considered non-recoverable and the Company charged the statement of operations for the related impairment loss.

The impairment losses are as follows:

July 19, 2001 (inception) to December 31, 2001                      $  17,014
Year ended December 31, 2002                                        $  39,181
Year ended December 31, 2003                                        $   5,070
Year ended December 31, 2004                                        $      -
Three  months ended March 31, 2005                                  $      -
                                                                    -----------

Total impairment loss                                               $   61,265
                                                                    ==========

Note 4                 Loans Receivable and Payable, Related Parties
                       ---------------------------------------------

Prior to the merger TLLLC was owned by: Irrevocable Trust Agreement Number III
("Trust III"), TLLLC's Founder (who is also the current Company's Chairman), the
Company's current Chief Executive Officer, and the Company's current Executive
Vice President. The primary beneficiary of Trust III is the Company's Founder.
Since July 19, 2001 (Inception) and from time to time, Trust III has advanced working capital to TLLLC and to the Company. Total advances were as follows:

July 19, 2001 (inception) to December 31, 2001                      $  20,000
Year ended December 31, 2002                                        $ 100,000
Year ended December 31, 2003                                        $  29,000
Year ended December 31, 2004                                        $ 110,000
Three months ended March 31, 2005                                   $     -
                                                                    ----------

Total advances from Trust III                                       $ 259,000
                                                                    =========

 These "advances" do not include amounts borrowed from Trust III pursuant to certain Notes Payable. Notes Payable to Trust III are detailed in "Notes
Payable, Related Party and Accrued Interest Payable, Related Party" in Note 5.

In addition to the above advances, a separate Trust directly related to the Company's Founder also advanced working capital of $7,000 during the year ended
December 31, 2002.

All $266,000 of these advances were repaid in full on June 7, 2004.  (See Note 7).

An additional $20,000 was advanced to Trust III on June 7, 2004. The full $
20,000 was repaid to the Company on February 22, 2005. (See Note 8).


                                        F-22


All loans to and from Trust III were non-interest bearing, unsecured and due on demand.

Note 5    Note Payable, Related Party and Accrued Interest Payable, Related Party
           ---------------------------------------------------------------------

On August 24, 2004, the Company issued a note payable for $165,000 to TLLLC for a term of nine months bearing interest at the annual rate of 4%. The borrowing was unsecured. These funds were used in connection with the reverse triangular merger in order to acquire NMC (a public shell) (see Notes 7(B).

During the year ended December 31, 2004, the entire $165,000 was charged to operations as costs of recapitalization. Of the $165,000 borrowed, $135,000 was paid to NMC's former sole officer and director to acquire NMC and the remaining
$30,000 represented a finder's fee paid to an unrelated third party who arranged for the transaction.

October 8, 2004, the Company issued a note payable for $ 25,000 to Trust III for a term of nine months bearing interest at the annual rate of 4%. The borrowing was unsecured. The Company used these funds in connection with its general operations.

On March 9, 2005 the Company entered into a line of credit arrangement to borrow up to an additional $55,000 from Trust III. The Company borrowed $ 30,000 of this amount as of March 31, 2005. The line of credit arrangement is evidenced by the issuance of a Promissory Note/Line of Credit. The note bears interest at 10% per annum and is payable at the earlier of the Company receive a bridge loan or equity investment that nets proceeds to the Company of at least $ 300,000, or December 9, 2005.

Total notes  payable,  related party  aggregated $ 220,000 at March 31, 2005. At
March 31,2005, the Company had accrued interest payable with a related party for $4,490. (See Note 8)

Note 6                 Line of Credit

On October 6, 2004, effective November 16, 2004, the Company entered into a transaction with a Bank pursuant to which the Company has access to a two hundred and fifty thousand dollar ($ 250,000) line of credit. In general, all or any portion of the $ 250,000 may be drawn down at any time, and must be repaid in full by October 25, 2006, with interest at prime plus 1.5%. In addition, commencing November 25, 2004 and continuing each consecutive month thereafter, the Company must pay accrued interest on outstanding amounts owed. The Company intends on using the line of credit for general working capital and may also repay some or all of the loans with Trust III. The credit line is guaranteed by Trust III and secured by a Certificate of Deposit owned by the Chairman of the Company. The Chairman of the Board of Directors is the primary beneficiary of Trust III. As of March 31, 2005, the Company reflected a long term liability of $248,375 and related accrued interest of $1,503.

Note 7                 Stockholders' Deficiency

(A)         Stock issuances

On August 24, 2004, the Company issued 1,666,663 shares of its common stock having a fair value of $0.03 per share aggregating $50,000 in exchange for consulting services rendered. The fair value of the stock was based on a mutual understanding between the Company and the service provider. There have


                                        F-23

been no recent cash offerings in which to base the fair value per share. In addition, the stock was not publicly traded as of December 31, 2004.

There were no stock issuances for the three month period ending March 31, 2005.

(B)         Recapitalization

On August 24, 2004 (the "recapitalization date"), the Company was acquired by an inactive publicly held Delaware corporation in a transaction accounted for as a reverse triangular merger and recapitalization of the Company. The members of TLLLC received 270,072,000 common shares of the publicly held company or approximately 93% of the total outstanding voting common stock just subsequent to the reverse triangular merger and after giving effect to a 1:10 reverse common stock split of the Delaware Corporation prior to the reverse triangular merger. The shares of common stock were issued to the members of TLLLC as follows; Trust III received 195,054,000 shares, the Company's President and CEO received 65,018,000 shares and the Company's Executive Vice President and Secretary received 10,000,000 shares. As part of the reverse triangular merger, NMC redeemed 2,000,000 (post-split) shares of its common stock from its sole director and former principal shareholder for cash consideration paid to the former principal stockholder of NMC totaling $135,000. The 2,000,000 shares were cancelled, retired and available for future reissuance. Immediately prior to the closing, TLLLC borrowed $165,000 from Trust III, a related party, (See Note 5).
The entire $165,000 was charged to operations as a cost of recapitalization.

In addition to the $165,000 paid for the public shell, the Company incurred and paid an additional $32,217 for certain related legal and other professional fees associated with the recapitalization. For the year ended December 31, 2004, the Company charged the statement of operations for $ 197,217 as total costs of recapitalziation. There are no additional charges for recapitalization during the three months ended March 31, 2005.

As a result of the above recapitalization, the original shareholders of the publicly held shell are deemed to have been issued 22,328,000 common shares of the Company. All share and per share information in the accompanying unaudited consolidated financial statements has been retroactively restated to reflect the recapitalization.

The Company's financial statements just after the transaction consist of the assets and liabilities of both entities at historical cost, the historical operations of TLLLC, and the operations of the publicly held corporation from the recapitalization date.

(C)      Corporate Name Change

On September 15, 2004, the Company changed its name from New Mountaintop
Corporation to Trust Licensing, Inc.

(D)  Common Stock Options and Warrants Issued for Services
The following summarizes the Company's employee stock option activity for the three months ended March 31, 2005: The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing


                                       F-24

model in accordance with SFAS No. 123R. The company granted 2,000,000 stock options to an employee on February 14, 2005 which were valued at $40,000. There were no stock option grants during the years ended December 31, 2004 or 2003.
The following represents the weighted-average assumptions used by management for the February 14, 2005 stock option grant:

                  Stock price                        $0.02
                  Exercise price                     $0.02
                  Dividend yield                     0%
                  Expected volatility                307%
                  Risk-free interest rate            4.08%
                  Expected holding periods           10 years

         A summary of the options issued to employees as of March 31, 2005, December 31, 2004 and 2003 and changes during the periods is presented below:


                                                                  Number of               Weighted Average
                                                                   Options                 Exercise Price
                                                           -----------------------     -----------------------
Stock Options
Balance at December 31, 2003                                                 -       $          -
Granted                                                                      -       $                   -
Exercised                                                                    -       $                   -
Forfeited                                                                    -       $                   -
                                                           -----------------------     -----------------------
Balance at December 31, 2004                                                 -       $            -
Granted                                                           2,000,000          $           0.02
Exercised                                                                    -       $            -
Forfeited                                                                    -       $            -
                                                           -----------------------     -----------------------
Balance at March 31, 2005                                    $    2,000,000          $           0.02
                                                                  =============               =========

Options exercisable at March 31, 2005                        $               -                    -
                                                                                              =========
Weighted average fair value of options granted                                       $           0.02
during 2005
                                                                                              ==========

The following table summarizes information about employee stock options and consultant options outstanding at March 31, 2005:


                                 Options Outstanding                                                  Options Exercisable
--------------------------------------------------------------------------------------     ----------------------------------
                                                     Weighted
                              Number                  Average             Weighted                Number                  Weighted
       Range of           Outstanding at             Remaining             Average            Exercisable at              Average
       Exercise            March 31,                Contractual           Exercise               March 31,                Exercise
         Price               2005                      Life                 Price                  2005                    Price
     -------------     ---------------------     -----------------     ---------------     ---------------------       ------------
   $   0.02                 2,000,000                 10.00 Years      $    0.02                    -                    $     -

The Issued Options consist of one option granted to a non-executive employee on February 14, 2005 for 2,000,000 shares, which is exercisable at $ 0.02 per share
(the fair market value at the date of grant.) The Issued Option was granted pursuant to the Company's Equity Incentive Plan. These Issued Options vest
680,000 on August 26, 2005 and at a rate of 55,000 per month thereafter. As a result, the employee is not vested in the option grant, thus there are no exercisable options currently outstanding as of March 31, 2005. The options are accounted for as graded vesting options pursuant to SFAS 123. Accordingly, the Company has expensed $3,966 as compensation for the three months ended
March 31, 2005. (See Note 8)

Note 8                     Related Parties

On July 19, 2001  (inception),  the Company  sold 100 units for $20,000 to Trust
III. (See Note 3)


                                       F-25


On August 13, 2001, the patent was validly assigned from the individual/promoter to Trust I and simultaneously assigned from Trust I to TLLLC. Effective August
24, 2004, the patent is owned by TLI as a result of the reverse triangular merger. (See Note 3)

During the period from July 19, 2001 (inception) to December 31, 2004, the
Company received working capital from related parties totaling $266,000. The
Company also repaid the entire $266,000 on June 7, 2004. (See Note 3).

During the year ended December 31, 2004, the Company advanced Trust III $20,000.
(See Note 3).

On August 24, 2004, October 8, 2004, and March 9, 2005, the Company issued notes payable for $165,000, $25,000 and $55,000 respectively from Trust III. (As previously noted, as of March 31, 2005 the Company had drawn down $30,000 of the $55,000 available under the March 9, 2005 note.) In connection with these notes, the Company recorded $4,490 of interest expense (See Note 5).

During 2004, the Company engaged a law firm whose counsel is the father of the Company's President and Chief Executive Officer. The Company had total expenses in 2004 of $46,399 for legal fees to this related party. Of the total, $14,182 was for legal fees subsequent to the reverse merger and $32,217 was for legal fees associated with the direct costs of recapitalization. (See Note 7(B)).
Total fees paid as of March 31, 2005 aggregated $58,623.

During 2004, we paid approximately $6,500 for professional services rendered to our acting Chief Financial Officer. At December 31, 2004, $4,500 remains payable. The acting Chief Financial Officer is also the trustee of Trust III.

During 2005, the Company granted 2,000,000 stock options to an employee valued at $40,000. (See Note 7(D))

Note 9            Commitments and Contingencies

(A)     Litigation Settlement - Other Income

During 2003, the Company filed suit in the United States District Court of the Southern District of Florida against an unrelated third-party for, among other things, infringement of the '534 Patent (Case No. 03- 20672). A subsequent related civil action was initiated by the third party against the Company in the Superior Court of California, County of Santa Clara for, among other things, breach of contract (Case No. 103-009764). The settlement was finalized on May 5, 2004 and paid on June 4, 2004 under the following terms:

     1. The third party paid to the Company's escrow agent $700,000. Of the total, the Company was remitted $475,000. The remaining $225,000 was paid to settle accrued legal fees in connection with this lawsuit and is reflected in professional fees in the accompanying consolidated financial statements.

     2. The Company granted to the third party a certain non-exclusive, non-transferable, worldwide, fully paid up right and license under the #534
     Patent.

The $700,000 was recorded as other income during the year ended December 31, 2004.



                                       F-26


(B)      Employment Agreements

On August 23, 2004, The Company entered into the following employment agreements:

         (A) Chairman of the Board
                 (i) Term is from August 23, 2004 to August 23, 2006.
                (ii) Salary will be $175,000 per year

         (B)  President and CEO
                 (i) Term is from August 23, 2004 to August 23, 2006.
                (ii) Salary will be $175,000 per year

         (C)  Executive Vice President
                 (i) Term is from August 23, 2004 to August 23, 2006.
                (ii) Salary will be $132,000 per year

On May 1, 2005, the employment contract for the Company's executive vice president was amended to conform the benefits to those received by the Company's other executive officers and to increase the base salary to $160,000 annually.
This individual has agreed to accept payment of salary at the pre-amendment contracted salary rate until August 24, 2005. Currently and until August 24, 2005, the salary increase will be accrued and added to total compensation owed to this officer.

(C)              Consulting Agreement

On August 23, 2004, the Company entered into a consulting agreement with the former sole officer and director of NMC. Under the terms of the agreement, the consultant will provide certain financial consulting services. The term of the agreement is from August 23, 2004 to August 23, 2006. The consultant will receive $2,500 per month as compensation. All accrued fees shall be immediately payable to the consultant upon receiving net cash financing proceeds of at least
$500,000. At March 31, 2005, the Company accrued $18,145 in connection with this consulting agreement.

Note 10                   Going Concern

As reflected in the accompanying unaudited consolidated financial statements, the Company has a net loss of $291,184 and net cash used in operations of $177,049 for the three months ended March 31, 2005, and an accumulated deficit of $848,810, a working capital deficiency of $532,095 and a stockholders' deficiency of $774,439 at March 31, 2005.

The Company has no operating revenues. The Company has incurred cumulative losses since inception and has funded operations primarily through related-party loans and investor capital. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan, raise capital, and generate revenues from the licensing of the #534
Patent. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company is currently a development stage company and its continued existence is dependent upon the Company's ability to resolve its liquidity problems, principally by obtaining additional debt financing and/or equity capital. In May
2004, the Company received net proceeds of $475,000 from the settlement of a lawsuit (see Note 9(A)). The settlement of the lawsuit provided the Company operating capital but due to other commitments pertaining to employment agreements (see Note 9(B)) and future cash requirements to implement the business plan, there remains doubt about the Company's ability to continue as a going concern. The Company has yet to generate an internal cash flow, and until licensing activities commence, the Company is very dependent upon debt and equity funding.


                                       F-27

Note 11                   Subsequent Events

On April 14, 2005, the company entered into a Standby Equity Distribution
Agreement ("SEDA") with Cornel Capital, Inc. ("Cornell"). Pursuant to the SEDA , the Company may, at its discretion, periodically sell to Cornell shares of common stock for a total purchase price of up to $10,000,000. For each share of common stock purchased under the SEDA, Cornell will pay the Company 98% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, LP on the Over-the- Counter Bulletin Board or other principal market on which the Company's common stock is traded for the 5 days immediately following the notice date. Further, Cornell will retain 6% of each advance under the SEDA . In connection with the SEDA , Cornell received a commitment fee in the form of the Commitment Shares. As part of the SEDA the Company agreed to issue to Cornell 3,800,000 shares of which 1,900,000 shares have been issued as of May 13, 2005. The balance will be issued at the closing of the second installment of the Promissory Note described below.

Pursuant to the SEDA, on April 14, 2005 Cornell was also issued the Cornell
Warrant for 200,000 shares of the Company's Common Stock. The Cornell Warrant is exercisable for a period of two (2) years. The exercise price per share under the Cornell Warrant is $0.01 per share.

In connection with the SEDA the company entered into the Placement Agent
Agreement with Monitor Capital, Inc. ("Monitor"). As consideration for to the
Placement Agent Agreement, the Company issued Monitor 200,000 shares of its common stock ("Placement Agent Shares").

On April 14, 2005, the Company entered into the Consulting Agreement with
Knightsbridge Holdings , LLC ("Knightsbridge") whereby Knightsbridge will assist the Company in a variety of areas including, but not limited to financial, strategic and related developmental growth. The agreement runs for a term of six (6) months, and will continue on a month-to-month basis thereafter subject to a right to cancel upon thirty (30) days written notice. The Company is obligated to pay Knightsbridge a monthly retainer of $2,000.00 and issued
Knightsbridge 4,441,000 shares of the company's common stcok ("Knightsbridge
Shares"). Knightsbridge is also entitled to additional compensation in the future based upon any transactions that they bring to the Company.

Simultaneous with the execution of the SEDA , the Company executed a Promissory
Note (the "Note") in favor of Montgomery Equity Partners, Ltd. ("Montgomery"), an institutional fund in the principal amount of $600,000. The Company plans on using the proceeds of the Note as bridge financing. The Note proceeds were received by the Company in two installments of $300,000. The first installment was paid on April 15, 2005 and the second installment is scheduled to be received by the Company two (2) days prior to the Company's filing of the required registration statement. The Note accrues interest at the rate of twenty-four (24%) percent per year and matures one (1) year from its issuance date. For the first six (6) months, the Company shall make payments of interest only. Thereafter, the Company shall make payments of principal and interest as set forth in the Note. Notwithstanding the foregoing, the first two (2) payments of interest were deducted from the first installment payment and the second (2) months of interest will be deducted from the second installment payment. The
Note is secured by a first priority lien on all of the Company's assets. As further security for the Company's obligations under the Note, the Company pledged 60,000,000 shares of its common stock to Montgomery. In the Event of Default under the Note, Montgomery shall have the right to receive the pledged shares at a rate equal to three times the number of shares of the common stock to be necessary to effectuate repayment of the principal and accrued interest due and outstanding, from the pledged shares at the price per share equal to the closing bid price of the Company's common stock, as quoted by Bloomberg, LP, on the date of issuance of the Note.

On April 28, 2005, Mr. Leigh M. Rothschild, as the sole Director of the Company:
(a) approved an Amendment to the Certificate of Incorporation increasing the authorized Common Stock from 500,000,000 to 750,000,000; (b) increasing the number of Directors on the Company's Board to four (4) Directors; and (c) appointing Jeffrey W. Sass, Michael R. Moore, and Adam Bauman as additional
Directors of the Company, subject to the filing and mailing of the requisite
Form 14-C with the Securities and Exchange Commission.

On April 28, 2005, Trust III, Jay Howard Linn, Trustee, owning approximately
42%, Jeffrey W. Sass, owning approximately 22%, Michael Moore, owning approximately 3% and Leigh M. Rothschild, owning approximately 16% of the outstanding shares of common stock of the Company, as of the applicable record date, each signed a written consent approving the Amendment to the Certificate of Incorporation in accordance with the provisions of Section 228 of the Delaware Corporation Law.

                                    F-28





WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO
PROVIDE  ANY INFORMATION OR MAKE ANY REPRESENTATIONS ABOUT CONNECTED
MEDIA TECHNOLOGIES, INC. EXCEPT THE INFORMATION OR REPRESENTATIONS
CONTAINED IN THIS PROSPECTUS.  YOU SHOULD NOT RELY ON ANY ADDITIONAL
INFORMATION OR REPRESENTATIONS IF MADE.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

[ ] except the common stock offered by this
    prospectus;                                               -----------------
[ ] in any jurisdiction in which the offer or                 PROSPECTUS
    solicitation is not authorized;                           -----------------
[ ] in any jurisdiction where the dealer or
    other salesperson is not qualified to make
    the offer or solicitation;
[ ] to any person to whom it is unlawful to make             260,861,500 SHARES
    the offer or solicitation; or                            OF COMMON STOCK
[ ] to any person who is not a United States
    resident or who is outside the jurisdiction
    of the United States.                                   CONNECTED MEDIA
                                                            TECHNOLOGIES, INC.

The delivery of this prospectus or any accompanying sale does not imply that:

[ ] there have been no changes in the affairs of
    Connected Media Technologies, Inc. after the date of this
    prospectus; or
[ ] the information contained in this prospectus is
    correct after the date of this prospectus.                 ____,  2005
                                                -----------------------

Until , 2005, all dealers Effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.






                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM  24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Pursuant to the articles of incorporation and bylaws of CMT, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only as determined by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the state of Delaware.

         Insofar as indemnification for liabilities arising under the Securities
Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM  25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. We will pay all expenses in connection with this offering.

      Securities and Exchange Commission Registration Fee     $ 1,535.20
      Printing and Engraving Expenses                         $15,000.00
      Accounting Fees and Expenses                            $ 5,000.00
      Legal Fees and Expenses                                 $50,000.00
      Miscellaneous                                           $ 5,000.00
                                                              -----------
      TOTAL                                                   $76,535.20
                                                              ==========





ITEM  26.  SALES OF UNREGISTERED SECURITIES

         During the past three years, the company has issued the following securities without registration under the Securities Act of 1933:


                                                                                                        Underwriting
Date          Title             Amount of       Principal      Nature              Amount of            Discounts and   Exemption
                                Securities      Underwriters                       Consideration        Commissions     Relied Upon

8/24/04
Reverse       Common Stock      1,666,663         None         Consulting          $1,666.66            None               4(2)
Merger                                                         Services


8/24/04       Short Term                                       Promissory Note                          None
              Debt              N/A - Debt      None           for Business        $165,000                                4(2)
                                                               Acquisition


10/8/04       Short Term        N/A - Debt                     Promissory Note
              Debt                              None           for General         $25,000              None               4(2)
                                                               Working Capital


11/16/04      Short Term        N/A - Debt      None           Promissory Note
              Debt                                             for General         $250,000             None               4(2)
                                                               Working Capital

3/9/2005      Short Term        N/A - Debt
              Debt                              None           Promissory Note
                                                               for General         $ 55,000             None               4(2)
                                                               Working Capital

              Short Term
4/14/05       Debt              N/A Debt        None           Montgomery
                                                               Equity Partners,    $600,000             None               4(2)
                                                               Ltd
                                                               .

4/14/05 &                                                      Cornell- SEDA -
5/26/05      Common Stock      3,800,000       None           Compensation        $190,000             None               4(2)
                                                               Shares


4/14/05       Common Stock      200,000         None           Cornell- Warrant    N/A                  None               4(2)

                                                               Monitor -
4/14/05       Common Stock      200,000         None           Placement Agent     $10,000              None               4(2)
                                                               Agreement Shares
                                                               Knightsbridge -
4/14/05       Common Stock      4,441,000       None           Consulting          N/A; Consulting      None               4(2)
                                                               Agreement -         Services Rendered
                                                               Services Rendered
------------- ----------------- --------------- -------------  ---------------------------------------- ------------------ --------

         The company believes that all of the above transactions were transactions not involving any public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended, since (a) each of the transactions involved the offering of such securities to a substantially limited number of persons; (b) each person took the securities as an investment for his/her/its own account and not with a view to distribution; (c) each person had access to information equivalent to that which would be included in a registration statement on the applicable form under the Securities Act of 1933, as amended; (d) each person had knowledge and experience in business and financial matters to understand the merits and risk of the investment; therefore no registration statement needed to be in effect prior to such issuances.

ITEM  27.  EXHIBITS



EXHIBIT
NO.                            DESCRIPTION OF EXHIBIT

3A       Articles of Incorporation,  incorporated by reference to Form 10-KSB filed on
         3/9/2005 for the period ended 12/31/2004, filed as Exhibit 3A

3B      By-Laws  incorporated  by  reference to Form 10-KSB filed on 3/9/2005 for the period ended 12/31/2004, filed as Exhibit 3C

3C      Amendment of Articles of Incorporation, incorporated by reference to Form 8-K for the period August 25, 2004 filed as Exhibit 5.

3D      Amendment of the Articles of Incorporation, incorporated by reference to Form
        8-K for the period April 27, 2005 filed as Exhibit 3D.

3E      Amendment to the Articles of Incorporation, incorporated by reference to Form
        8-K for the period ended May 17, 2005 filed as Exhibit 3E

4       Form of Stock  Certificate,  incorporated by reference to Form 10-KSB filed on
        3/9/2005 for the period ended 12/31/04, filed as Exhibit 4.

5       Opinion of Counsel, to be filed by amendment **

10.1    Agreement  and Plan of Merger  Among New  Mountaintop  Corporation,  Trust
        Licensing,  Inc. and Trust Licensing,  LLC dated August 24, 2004 incorporated by reference to Form8-K for the period August 25, 2004 filed as Exhibit 1

10.2    Employment Agreement with Leigh M. Rothschild  incorporated by reference to
        Form 8-K for the period August 25, 2004 filed as Exhibit 2.

10.3    Employment Agreement with Jeffrey W. Sass incorporated by reference to Form
        8-K for the period August 25, 2004 filed as Exhibit 3.

10.4     Employment  Agreement with Michael R. Moore  incorporated  by reference to
        Form 8-K for the period August 25, 2004 filed as Exhibit 4.

10.5    Amendment  of  the  Certificate  of   Incorporation   of  New  Mountaintop
        Corporation incorporated by reference to Form 8-K for the period August 25, 2004 filed as Exhibit 6.

10.6    Consulting  Agreement with Mark Golden incorporated by reference to Form 8-
        K for the period August 25, 2004 filed as Exhibit 7.

10.7    Amended Certificate of Incorporation of Trust Licensing,  Inc. incorporated by reference Form 10-KSB filed on 3/9/2005 for the period ended 12/31/04,  filed as Exhibit 10.7

10.8    Promissory  Note dated April 14, 2005 in the amount of $600,000  payable to
        Montgomery  Equity Partners Ltd.,  incorporated by reference to Form 8-K for the period April 18, 2005 filed as Exhibit 10.8.

10.9    Pledge and Escrow  Agreement  dated  April 14,  2005,  among the  company,
        Montgomery  Equity  Partners  Ltd. and David  Gonzales,  Esq.,  incorporated  by reference to Form 8-K for the period April 18, 2005 filed as Exhibit 10.9

10.10   Security Agreement dated April 14, 2005 between the company and Montgomery
        Equity Partners Ltd., incorporated by reference to Form 8-K for the period April
        18, 2005 filed as Exhibit 10.10

10.11   Standby  Equity  Distribution  Agreement  dated  April 14, 2005 among the company and Cornell Capital  Partners,  L.P.,  incorporated by reference to Form
        8-K for the period April 18, 2005 filed as Exhibit 10.11.

10.12   Registration  Rights Agreement dated April 14, 2005 among the company and
        Cornell Capital Partners,  L.P., incorporated by reference to Form 8-K filed for the period April 18, 2005 filed as Exhibit 10.12.


                                       -2-


10.13     Warrant  dated April 14, 2005  granted by the company to Cornell  Capital
        Partners,  L.P.,  incorporated by reference to Form 8-K for the period April 18,
        2005 filed as Exhibit 10.13.

10.14    Escrow  Agreement dated April 14, 2005 among the company,  Cornell Capital
        Partners, L.P., and David Gonzalez, Esq., incorporated by reference to Form 8- K filed for the period April 18, 2005 filed as Exhibit 10.14.

10.15   Placement  Agent  Agreement  dated  April 14,  2005 among the company and
        Monitor  Capital,  Inc.,  incorporated  by  reference  to Form 8-K filed for the period April 18, 2005 filed as Exhibit 10.15.

10.16   Consulting  Agreement  dated  April 14,  2005  between  the  company  and
        Knightsbridge  Holdings,  LLC,  incorporated  by  reference  to Form 8-K for the period April 18, 2005 filed

10.17   First  Amendment to Employment  Agreement  between the company and Michael
        Moore. *

14.1    Code of Ethics of the company *

23.1    Consent of McLaughlin & Stern, LLP, incorporated by reference to Exhibit 5, to be filed by amendment.**

23.2    Consent of Salberg & company , P.A., *

24      Loan Extension Agreement incorporated by reference to Form 8-K for the period
        May 16, 2005 filed as Exhibit 1.


         *   Filed herewith

         ** To be filed by Amendment


ITEM  28.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

         (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

         (iii) Include any additional or changed material information on the plan of distribution;

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on June ___, 2005.

Date: June __, 2005

                        CONNECTED MEDIA TECHNOLOGIES, INC.

                        By:  /s/Jeffrey W. Sass
                        ----------------------------------------------------
                        Name:  Jeffrey W. Sass
                        Title:  President & Chief Executive Officer

                        By:  /s/ Jay H. Linn
                        ----------------------------------------------------
                        Name:  Jay H. Linn
                        Title: Acting Chief Financial Officer

         In accordance with the Securities Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities on June __, 2005.

                                 /s/ Leigh M. Rothschild
                                ---------------------------------------------
                                Name:  Leigh M. Rothschild
                                Title:  Chairman of the Board

                                /s/ Jeffrey W. Sass
                                ---------------------------------------------
                                Name:Jeffrey W. Sass


                                /s/ Michael R. Moore
                                -------------------------------------------
                                Name:  Michael R. Moore
                                Title:  Executive Vice President,
                                           Business & Legal  Affairs

                                /s/ Jay H. Linn
                                ---------------------------------------------
                                 Name:  Jay H. Linn
                                Title: Acting Chief Financial Officer


                                /s/   Adam Bauman
                                ------------
                                Name: Adam Bauman
                                Title: Director